                                                                  Exhibit (h)9.1

--------------------------------------------------------------------------------

                 RUSSELL MULTI-MANAGER PRINCIPAL PROTECTED FUND

                          FINANCIAL GUARANTEE AGREEMENT



                                      among



                  FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY,




                        FRANK RUSSELL INVESTMENT COMPANY,




                           SALOMON SMITH BARNEY INC.,




                                       and



                           AMBAC ASSURANCE CORPORATION



                          Dated as of January 17, 2003



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----

                                    ARTICLE I
                                   DEFINITIONS
Section 1.01   General Definitions .........................................................   1
Section 1.02   Generic Terms ...............................................................  11

                                   ARTICLE II
                                   THE POLICY

Section 2.01   The Policy ..................................................................  11
Section 2.02   Procedure for Issuance ......................................................  11
Section 2.03   Conditions Precedent to Effectiveness. ......................................  12
Section 2.04   Fees ........................................................................  15

                                   ARTICLE III
                             MANAGEMENT OF THE FUND

Section 3.01   General .....................................................................  15
Section 3.02   Permitted Fixed Income Investments ..........................................  16
Section 3.03   Permitted Equity Investments ................................................  17
Section 3.04   Additional Portfolio Requirements. ..........................................  18
Section 3.05   Allocation Between Fixed Income Portfolio and Equity Portfolio. .............  21
Section 3.06   Reports. ....................................................................  23
Section 3.07   Cash ........................................................................  23
Section 3.08   Intent ......................................................................  24
Section 3.09   Article III Computations ....................................................  24
Section 3.10   Transition Period ...........................................................  24
Section 3.11   Subadvisers. ................................................................  24
Section 3.12   The Calculation Agent. ......................................................  25

                                   ARTICLE IV
                                 TRIGGER EVENTS

Section 4.01   Trigger Events ..............................................................  27
Section 4.02   Defeasance Portfolio ........................................................  29

                                    ARTICLE V
                             LIMITATION OF LIABILITY

Section 5.01   Limitation of Liability of Adviser ..........................................  29

Section 5.02   Limitation of Liability of Calculation Agent ................................  29
Section 5.03   Limitations as to the Fund ..................................................  29

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

Section 6.01   Representations and Warranties of the Adviser ...............................  30
Section 6.02   Representations and Warranties of the Calculation Agent .....................  31
Section 6.03   Representations and Warranties of the Trust for Itself and the Fund .........  33
Section 6.04   Representations and Warranties of the Insurer ...............................  34

                                   ARTICLE VII
                                    COVENANTS

Section 7.01   Covenants of the Adviser ....................................................  35
Section 7.02   Covenants of the Calculation Agent ..........................................  37
Section 7.03   Covenants of the Fund .......................................................  37

                                  ARTICLE VIII
                               FURTHER AGREEMENTS

Section 8.01   Reinsurance and Assignments .................................................  38
Section 8.02   Fund Liability ..............................................................  38
Section 8.03   Liability of the Insurer ....................................................  39
Section 8.04   Insurer's Rights with respect to Subadvisers ................................  39

                                   ARTICLE IX
                                 CONFIDENTIALITY

Section 9.01   Confidentiality .............................................................  39
Section 9.02   Trading Information and Other Information. ..................................  40
Section 9.03   Independent Verifier ........................................................  40

                                    ARTICLE X
                            THE INDEPENDENT VERIFIER

Section 10.01  Retention of Independent Verifier ...........................................  40
Section 10.02  Responsibilities of Independent Verifier ....................................  41
Section 10.03  Adviser Cooperation .........................................................  41

                                   ARTICLE XI
                                   TERMINATION

Section 11.01  Termination .................................................................  41

                                   ARTICLE XII
                                  MISCELLANEOUS
Section 12.01   Amendments and Waivers .....................................................  41
Section 12.02   Notices ....................................................................  41
Section 12.03   No Waiver, Remedies and Severability .......................................  43
Section 12.04   Payments ...................................................................  43
Section 12.05   Governing Law ..............................................................  43
Section 12.06   Submission to Jurisdiction, Waiver of Jury Trial ...........................  43
Section 12.07   Counterparts ...............................................................  44
Section 12.08   Paragraph Headings .........................................................  44
Section 12.09   Survival ...................................................................  44
Section 12.10   Reliance on Information ....................................................  44
Section 12.11   Time of the Essence ........................................................  44
Section 12.12   No Third-Party Rights ......................................................  44
Section 12.13   Further Assurances .........................................................  44
Section 12.14   Concerning Knowledge .......................................................  45
Section 12.15   No Additional Trust Created ................................................  45

Exhibit A       Form of Financial Guarantee Insurance Policy
Exhibit B       Form of Direction and Undertaking Regarding Remedies

Schedule 1      Notice Procedures
Schedule 2      Form of Daily Report (Calculation Agent)
Schedule 3      Form of Holdings Report (Fund Accounting Agent)
Schedule 4      Form of Trial Balance Report (Fund Accounting Agent)
Schedule 5      Form of Purchases and Sales Report (Fund Accounting Agent)
Schedule 6      Form of Weekly Investment Restrictions Report (Adviser)
Schedule 7      Form of Weekly Sector Weights Report (Adviser)
Schedule 8      Form of Weekly Fund Statistics Report (Adviser)

                          FINANCIAL GUARANTEE AGREEMENT

         FINANCIAL GUARANTEE AGREEMENT, dated as of January 17, 2003 (the "Agreement"), among AMBAC ASSURANCE CORPORATION, a Wisconsin domiciled stock insurance company (the "Insurer"), FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY, a Washington corporation (the "Adviser"), SALOMON SMITH BARNEY INC., a corporation organized under the laws of the State of New York (the "Calculation Agent"), and FRANK RUSSELL INVESTMENT COMPANY, a Massachusetts business trust (the "Trust"), on behalf of its series RUSSELL MULTI-MANAGER PRINCIPAL PROTECTED FUND (the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Trust is an open-end diversified, management investment company registered under the Investment Company Act of 1940, as amended, and any successor statute (the "Investment Company Act"), and the Fund, a series of the Trust, makes certain guarantees to the shareholders of the Fund (the "Shareholders"); and

         WHEREAS, the Trust has requested the Insurer, and the Insurer has agreed, to issue a financial guarantee insurance policy (the "Policy") to insure the Fund's guarantee that, on the Guarantee Maturity Date, shares of the Fund of any Class of Shares may be redeemed for an amount no less than the Guarantee per Share for that Class of Shares; and

         WHEREAS, the parties hereto, among other things, desire to specify the conditions precedent to the issuance by the Insurer of the Policy, the payment of the premium in respect thereof, and to provide for certain other matters related thereto;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 General Definitions. The terms defined in this Article I shall have the meanings provided herein for all purposes of this Agreement, in both singular and plural form, as appropriate.

         "Act of Insolvency" means, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property; (ii) the appointment of a receiver, conservator, or manager for such party by any government agency or authority having the jurisdiction to do so; (iii) the commencement of any such case or proceeding against such party, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 72 hours; (iv) the making or offering by such party of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party of such party's inability to pay its debts or discharge its obligations as they become due or mature; or (vi) any governmental authority or agency or any person, agency or entity acting under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party.

         "Acts" means the Investment Company Act and the Securities Act.

         "Adverse Effect" means, (i) in respect of the Adviser, a material adverse effect upon (x) the ability of the Adviser to perform its obligations under this Agreement or any other Transaction Document to which it is a party, or (y) the rights of the Insurer under the Transaction Documents, (ii) in respect of the Calculation Agent, a material adverse effect upon (x) the ability of the Calculation Agent to perform its obligations under this Agreement or any other Transaction Document to which it is a party, or (y) the rights of the Insurer under this Agreement or any other Transaction Document to which both the Calculation Agent and the Insurer are parties, and (iii) in respect of the Fund, a material adverse effect upon (x) the ability of the Fund to perform its obligations under this Agreement or any other Transaction Document to which it is a party or (y) the rights of the Insurer under the Transaction Documents. A material adverse effect on the binding nature, validity or enforceability of this Agreement or the Direction and Undertaking Regarding Remedies shall constitute an Adverse Effect. The determination of whether a particular set of circumstances would reasonably be expected to have an Adverse Effect includes a determination of both the likelihood of the occurrence of such set of circumstances and the likelihood that such set of circumstances, if it were to occur, would result in an Adverse Effect.

         "Advisory Agreement" means the Advisory Agreement, dated as of January 1, 1999, between the Trust and the Adviser with respect to the Fund, as it may be amended, supplemented or otherwise modified from time to time.

         "Aggregate Equity Exposure" means the aggregate Equity Exposure of the Equity Portfolio.

         "Ambac Information" means the four paragraphs appearing in the Prospectus under the heading "Ambac Assurance Corporation" and the financial statements of the Insurer incorporated by reference in the Registration Statement (which financial statements are contained in the periodic reports of Ambac Financial Group Inc. filed under the Securities Exchange Act of 1934).

         "Approved ETF" means any exchange-traded fund that is based on an Approved Index.

         "Approved Index" means Standard & Poor's 500, Standard & Poor's 400 Midcap, Nasdaq 100, Russell 1000 and Russell 2000.

         "Bank Deposits" means any of the following having a maturity of not more than 183 days: demand and time deposits in, certificates of deposit of, and bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper or debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) have a credit rating of at least "P-1" by Moody's and at least "A-1" by S&P, in the case of commercial paper and short-term obligations; provided that the issuer thereof must also have at the time of such investment a long-term credit rating of at least "Aa3" by Moody's or at least "AA-" by S&P.

         "Benchmark Sector Weight" means, with respect to a Sector, the weighting of such Sector in the Equity Benchmark.

         "Bond Floor" has the meaning provided in Section 3.05(a)(iii).

         "Business Day" means any day other than a day on which banks located in the City of New York, New York are required or authorized by law to close or on which the New York Stock Exchange is closed for business.

         "Calculation Agent" has the meaning provided in the preamble.

         "Cash" means legal tender of the United States.

         "Cash Equivalents" means Bank Deposits, Commercial Paper, and Repurchase Obligations.

         "Cash Sweep Exemptive Order" has the meaning provided in Section
3.04(j).

         "Class of Shares" means each class of shares of beneficial interest of the Fund designated pursuant to the Declaration of Trust.

         "Commercial Paper" means commercial paper having a credit rating of at least "P-1" by Moody's and at least "A-1+" by S&P, either bearing interest or sold at a discount from the face amount thereof, having a maturity of not more than 183 days from the date of issuance, and issued by either (x) a corporation incorporated under the laws of the United States of America or any state thereof, or (y) any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the issuer thereof must also have at the time of such investment a long-term credit rating of at least "Aa3" by Moody's or at least "AA-" by S&P.

         "Commission" means the United States Securities and Exchange
Commission.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Covered Expenses" means, for any Class of Shares, the annual ordinary fund operating expenses reflected in the Prospectus and SAI relating to such Class of Shares that are covered and limited by the Expense Limitation Agreement. "Covered Expenses" shall not include extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of the Fund's business.

         "Custodian" means State Street Bank and Trust Company, as Custodian, pursuant to the Custodian Agreement, or any successor to State Street Bank and Trust Company in such capacity.

         "Custodian Agreement" means the Custodian Contract, dated as of October 31, 1988, between the Trust and the Custodian, as amended and any successor agreement.

         "Daily Report" means the Daily Report in the form of the sample attached as Schedule 2 hereto.

         "Declaration of Trust" means the Trust's Amended and Restated Declaration of Trust, dated as of August 19, 2002, as amended by Amendment #1 thereto, dated October 8, 2002 and as in effect from time to time.

         "Defeasance Portfolio" has the meaning provided in Section 4.02.

         "Delta" means, (i) with respect to an Equity Security, the meaning provided in Section 3.03(a)(iv); (ii) with respect to an Equity Futures Position, the meaning provided in Section 3.03(b)(ii); and (iii) with respect to an Equity Option, the meaning provided in Section 3.03(c)(C).

         "Designated Account" means the demand deposit account maintained with the Custodian by the Trust on behalf of the Fund.

         "Direction and Undertaking Regarding Remedies" means the direction from the Board of Trustees of the Trust to the Custodian substantially in the form of Exhibit B.

         "Distribution Per Share" means, with respect to any Class of Shares, an amount equal to the quotient of (x) the amount any distribution or payment by the Fund related to investment income plus capital gains plus principal plus any expense that is not a Covered Expense (for example, any payment of Income Taxes and extraordinary expenses) divided by (y) the number of Shares of such Class of Shares outstanding on the date of such distribution. For the avoidance of doubt
(i) payments of expenses that are not Covered Expenses, specifically including Income Taxes and extraordinary expenses, will reduce the Guarantee per Share as if such amounts were distributed to Shareholders, but such payments cannot be reinvested and no Shares shall be issued in respect of such payments; and (ii) investment-related costs, such as interest, taxes (other than Income Taxes), brokerage commissions and transaction fees, shall not be treated as distributions or payments by the Fund for purposes of determining Distribution Per Share, but are taken into account and reduce the amount in clause (x) above in accordance with the Fund's calculation of NAV.

         "Effective Date" means the date on which the conditions set forth in
Section 2.03(a) are satisfied.

         "Equity Benchmark" means the Russell 1000(R)Index.

         "Equity Call" has the meaning provided in Section 3.03(c).

         "Equity Exposure" means, with respect to each investment in the Equity Portfolio, the product of its Notional Value and its Delta.

         "Equity Futures" has the meaning provided in Section 3.03(b).

         "Equity Option" has the meaning provided in Section 3.03(c).

         "Equity Portfolio" has the meaning provided in Section 3.03.

         "Equity Put" has the meaning provided in Section 3.03(c).

         "Equity Securities" has the meaning provided in Section 3.03(a).

         "Equity Securities Portfolio" has the meaning provided in Section 3.03(a).

         "Expense Amount" has the meaning provided in Section 3.05(a)(iv).

         "Expense Limitation Agreement" means the Expense Limitation Agreement, dated as of the date hereof, between the Adviser and the Trust on behalf of the Fund as amended from time to time in accordance with this Agreement.

         "Fixed Income Derivative" has the meaning provided in Section 3.02(c).

         "Fixed Income Future" has the meaning provided in Section 3.02(b).

         "Fixed Income Investment" has the meaning provided in Section 3.02.

         "Fixed Income Portfolio" has the meaning provided in Section 3.02.

         "Fixed Income Security" has the meaning provided in Section 3.02(a).

         "Fixed Income Weighted Average Duration" means, at any time, the weighted average duration by Notional Value of the Fixed Income Portfolio (exclusive of investments in the FRIC U.S. Government Money Market Fund).

         "Fund" has the meaning provided in the preamble.

         "Fund Accounting Agent" means State Street Bank and Trust Company, as Fund Accounting Agent, or any successor to State Street Bank and Trust Company in such capacity.

         "Fund Accounting Agent Reports" means (i) the Holdings Report in the form of the sample attached as Schedule 3 hereto; (ii) the Trial Balance Report in the form of the sample attached as Schedule 4 hereto; and (iii) the Purchases and Sales Report in the form of the sample attached as Schedule 5 hereto.

         "Fund Value" means, as of the close of each Business Day, the sum of
(i) the product of (x) the NAV applicable to the Class A Shares as of such date and (y) the number of Class A Shares outstanding as of such date; (ii) the product of (x) the NAV applicable to the Class B Shares as of such date and (y) the number of Class B Shares outstanding as of such date; and (iii) the product of (x) the NAV applicable to the Class C Shares as of such date and (y) the number of Class C Shares outstanding as of such date.

         "Gap Risk" has the meaning provided in Section 3.05(a).

         "Government Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government.

         "Guarantee" means the guarantee dated as of the date hereof by the Fund in favor of the Shareholders.

         "Guarantee Amount" means, as of any date, the sum of (i) the product of
(x) the Guarantee per Share applicable to the Class A Shares as of such date and
(y) the number of Class A Shares outstanding as of such date; (ii) the product of (x) the Guarantee per Share applicable to the Class B Shares as of such date and (y) the number of Class B Shares outstanding as of such date; and (iii) the product of (x) the Guarantee per Share applicable to the Class C Shares as of such date and (y) the number of Class C Shares outstanding as of such date.

         "Guarantee Maturity Date" means the date that is five years after the Inception Date, but if that date is not a Business Day, the Guarantee Maturity Date shall be the first Business Day thereafter.

         "Guarantee per Share" means, with respect to any Class of Shares, (i) the NAV for such Class of Shares at the close of business on the Transition Date and (ii) thereafter on any Business Day, the Guarantee per Share for such Class of Shares on the immediately preceding Business Day divided by the sum of one plus the quotient of (A) the amount of any Distribution Per Share with respect to such Class of Shares effective since the immediately preceding Business Day divided by (B) the NAV for such Class of Shares at the close of business on the day such Distribution Per Share was effective.

         "Guarantee Period" means the period commencing on and including the Inception Date to and including the Guarantee Maturity Date.

         "Inception Date" means the second Business Day after the end of the Offering Period.

         "Income Taxes" means U.S. income or excise taxes that are calculated on the net income or undistributed net income of the Fund.

         "Indemnification Agreement" means the Indemnification Agreement dated as January 14, 2003 among the Insurer, the Adviser, the Trust on behalf of the Fund, Russell Fund Distributors, Inc. and Salomon Smith Barney Inc.

         "Independent Verification Report" has the meaning provided in Section 10.02.

         "Independent Verifier" means the accounting firm of nationally recognized standing selected in accordance with Section 10.01.

         "Independent Verifier Agreement" means the agreement between the Adviser and the Independent Verifier pursuant to which the Independent Verifier performs the services contemplated by Section 10.02.

         "Interest Rate Swaps" means interest rate swaps with counterparties that are rated at least Aa3 by Moody's and AA- by S&P which are documented on ISDA documentation (as appropriately modified to comply with applicable provisions of the Investment Company Act and as is customary in the fund industry), use commercially reasonable terms consistent with market practice, require delivery of collateral pursuant to a credit support annex with threshold amounts no greater than $10,000,000, provide for termination at market or assignment at market upon counterparty downgrade below Aa3 or AA-, and are a swap of a fixed rate for LIBOR in respect of a constant notional amount, regardless of whether the Fund is the payor of the fixed rate or the floating rate.

         "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended.

         "Investment Company Act" has the meaning provided in the recitals.

         "Investment Guidelines" has the meaning provided in Section 3.11(c).

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, lien or security interest (statutory or other) of any kind or nature whatsoever.

         "Litigation Event" means, with respect to the Adviser, the Calculation Agent or the Fund, as applicable, the submission of any claim or the commencement of any proceedings by or against such party in any Federal, state or local court or before any governmental body or agency, or before any arbitrator, or the overt threat of any such proceedings, which, if adversely determined, would reasonably be expected to have an Adverse Effect with respect to such party.

         "Loans for Temporary or Emergency Purposes" means loans that are outstanding for not more than 60 days in an aggregate amount not exceeding five percent of the value of the total assets of the Fund at the time the loans are borrowed, in conformity with Section 18(g) of the Investment Company Act.

         "Market Value" has, (i) with respect to a Fixed Income Security, the meaning provided in Section 3.02(a)(i); (ii) with respect to a Fixed Income Derivative, the meaning provided in Section 3.02(c)(i); (iii) with respect to an Equity Security, the meaning provided in

Section 3.03(a)(i); and (iv) with respect to an Equity Option, the meaning provided in Section 3.03(c)(A).

         "Moody's" means Moody's Investors Service, Inc.

         "NAV" means, with respect to any Class of Shares of the Fund, on any date, the net asset value per share of such Class of Shares established by the Fund for such date in the manner required by the Investment Company Act.

         "Notional Value" has, (i) with respect to a Fixed Income Security, the meaning provided in Section 3.02(a)(ii); (ii) with respect to a Fixed Income Future, the meaning provided in Section 3.02(b)(i); (iii) with respect to a Fixed Income Derivative, the meaning provided in Section 3.02(c)(ii); (iv) with respect to an Equity Security, the meaning provided in Section 3.03(a)(iii); (v) with respect to an Equity Future, the meaning provided in Section 3.03(b)(i); and (vi) with respect to an Equity Option, the meaning provided in Section 3.03(c)(B). For the avoidance of doubt, it is understood that "Notional Value" shall in all cases be a positive number.

         "NYSE" means the New York Stock Exchange.

         "Offering Period" means the period prior to the Guarantee Period during which the shares of the Fund will be offered for sale to investors as described in the Prospectus and SAI relating to each Class of Shares.

         "Permitted Derivatives Exchange" means the Chicago Mercantile Exchange, the Chicago Board of Trade, the Chicago Board of Options, the American Stock/Options Exchange, the New York Board of Trade, the Nasdaq/LIFFE or the One Chicago LLC.

         "Permitted Equity Futures" has the meaning provided in Section 3.03(b).

         "Permitted Equity Investments" has the meaning provided in Section
3.03.

         "Permitted Equity Option" has the meaning provided in Section 3.03(c).

         "Permitted Equity Securities" has the meaning provided in Section 3.03(a).

         "Permitted Fixed Income Derivatives" has the meaning provided in
Section 3.02(c).

         "Permitted Fixed Income Futures" has the meaning provided in Section 3.02(b).

         "Permitted Fixed Income Investments" has the meaning provided in
Section 3.02.

         "Permitted Fixed Income Securities" has the meaning provided in Section 3.02(a).

         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, Government Authority or other entity of whatever nature.

         "Policy" has the meaning provided in the recitals.

         "Portfolio Requirements" has the meaning provided in Section 3.01.

         "Premium Fee" has the meaning provided in Section 2.04.

         "Premium Payment Date" has the meaning provided in Section 2.04.

         "Pricing Procedures" means procedures adopted by the Board of Trustees of the Fund in compliance with applicable law and regulation for the daily determination of net asset value including when market quotations for Fund investments are not readily available.

         "Prospectus and SAI" means, for any Class of Shares, the prospectus and statement of additional information pursuant to which the shares of such Class of Shares were offered for sale, as the same may be updated and in effect from time to time.

         "Quoted Rate" means LIBOR (1 month, 3 month and 6 month), U.S. Treasury Obligations, Prime, Commercial Paper (30, 90, 180 days) and overnight Federal Funds.

         "Registration Statement" has the meaning provided in Section
2.03(a)(v).

         "Regulatory Change" means, with respect to the Adviser, the Calculation Agent or the Fund, as the case may be, any change in any law, regulation or rule, or interpretation thereof, by a Governmental Authority with respect to any statute to which such Party is subject (including, as applicable, the Investment Company Act and the Investment Advisers Act which has resulted in or would reasonably be expected to result in an Adverse Effect with respect to such party).

         "Regulatory Event" means, with respect to the Adviser, the Calculation Agent or the Fund, as the case may be, any governmental or regulatory action that limits, suspends, or terminates the rights, privileges or operation of such Party which has resulted in or would reasonably be expected to result in an Adverse Effect.

         "Reports" means the Daily Report, Fund Accounting Agent Reports and Weekly Reports.

         "Repurchase Obligations" means unleveraged repurchase obligations, with maturities of not more than 30 days, with respect to any U.S. Government Security entered into with a depository institution or trust company (acting as principal) that satisfies the criteria set forth in the definition of Bank Deposits or entered into with a corporation (acting as principal) incorporated under the laws of the United States of America or any state thereof whose obligations are rated at least "P-1" by Moody's and at least "A-1+" by S&P, in the case of short-term obligations or, in the case of long-term obligations, at least "Aa2" by Moody's and at least "AA" by S&P.

         "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing document of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Government Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Risk Model" means the Vestek Fundamental Risk Model or such other risk model as may be agreed by the parties from time to time.

         "Risk Reducing Trades" means any transaction the effect of which is to increase the percentage that represents Gap Risk. For the avoidance of doubt, a transaction that increases the Gap Risk from 24% to 25% is an example of a Risk Reducing Trade.

         "Rule 2a-7" means Rule 2a-7 under the Investment Company Act.

         "Sector" means each of the Sectors set forth in the Sector Classification System.

         "Sector Classification System" means the classification system used in the Russell 1000(R) Index.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Segregated Equity Portfolio Rebalancing Account" means a segregated trading account of the Fund at the Custodian (i) with respect to which the Adviser, but no Subadviser, may issue investment instructions, (ii) which is part of the Equity Portfolio, and (iii) which shall be used solely to effect the rebalancing contemplated by Section 3.05(b).

         "Segregated Fixed Income Portfolio Rebalancing Account" means a segregated trading account of the Fund at the Custodian (i) with respect to which the Adviser, but no Subadviser, may issue investment instructions, (ii) which is part of the Fixed Income Portfolio, and (iii) which shall be used solely to effect the rebalancing contemplated by Section 3.05(b).

         "Senior Officer" has the meaning provided in Section 12.14.

         "Shareholder" has the meaning provided in the recitals.

         "Shares" means shares of beneficial interest of any Class of Shares of the Fund.

         "Subadviser" means each subadviser for the Equity Portfolio and the Fixed Income Portfolio selected by the Adviser as contemplated in Section 3.11.

         "Subadviser Agreement" means each portfolio management contract or equivalent investment management agreement between a Subadviser and the Fund.

         "Subadviser Event" has the meaning provided in Section 8.04(a).

         "Synthetic Futures" has the meaning provided in Section 3.03(c).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Target Equity Exposure" has the meaning provided in Section 3.05(b).

         "Trade Date" has the meaning provided in Section 3.06(d).

         "Transaction Documents" means this Agreement, the Guarantee, the Policy, the Direction and Undertaking Regarding Remedies, the Indemnification Agreement, the Advisory Agreement (solely as it applies to the Fund and not as it applies to other series of the Trust), the Custodian Agreement (solely as it applies to the Fund and not as it applies to other series of the Trust), the Independent Verifier Agreement (from and after its execution and delivery), the Declaration of Trust, the Expense Limitation Agreement, and the Prospectus and SAI relating to each Class of Shares, as each may be amended, supplemented or otherwise modified from time to time.

         "Transition Date" means the Business Day after the end of the Offering Period.

         "Trigger Event" has the meaning provided in Section 4.01.

         "Unclassified Equity Securities" has the meaning provided in Section 3.04(c).

         "U.S. Government Securities" means (i) U.S. Treasury obligations, and
(ii) debt obligations of the Federal Home Loan Bank, the Federal Home Loan Mortgage Corp., the Federal National Mortgage Association, and the Government National Mortgage Association; provided, however, that U.S. Government Securities shall only include debt obligations that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change and are not subject to call or prepayment prior to maturity.

         "Weekly Reports" means (i) the Weekly Investment Restrictions Report in the form of the sample attached as Schedule 6 hereto, (ii) the Weekly Sector Weights Report in the form of the sample attached as Schedule 7 hereto, and
(iii) the Weekly Fund Statistics Report in the form of the sample attached as
Schedule 8 hereto. Section 1.02 Generic Terms. All words used herein shall be construed to be of such gender or number as the circumstances require. The words "herein," "hereby," "hereof" and "hereto," and words of similar import, refer to this Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified, and Section and Exhibit references are to this Agreement unless otherwise specified.

                                   ARTICLE II
                                   THE POLICY

         Section 2.01 The Policy. The Insurer agrees to issue the Policy, subject to the conditions set forth herein. The Policy shall (i) be issued on the Inception Date, and (ii) be substantially in the form of Exhibit A hereto.

         Section 2.02 Procedure for Issuance. Not later than three Business Days prior to the last day of the Offering Period, the Fund shall deliver to the Insurer a notice specifying the expected Inception Date. On the Inception Date,
(a) the Fund shall deliver to the Insurer written certification (i) that the NAV for each Class of Shares and the number of issued and outstanding Shares of each Class of Shares as of the close of business on the Business Day immediately prior to the Inception Date is as specified in such written certification, and (ii) that the conditions precedent in Sections 2.03(b)(i) and (ii), each with respect to the Fund, have been satisfied; (b) the Adviser shall deliver to the Insurer written certification that the conditions precedent in Section 2.03(b) have been satisfied with respect to the Adviser as of the close of business on the Business Day immediately prior to the Inception Date; and (c) the Calculation Agent shall deliver to the Insurer written certification that the conditions precedent in Section 2.03(b)(i) shall have been satisfied with respect to the Calculation Agent as of the close of business of the Business Day immediately prior to the Inception Date. Subject to the satisfaction of the conditions precedent to the issuance of the Policy, the Insurer shall promptly (and in any event on the Inception Date) issue and deliver the Policy to the Custodian.

          Section 2.03 Conditions Precedent to Effectiveness.

          (a) The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

          (i) Each of this Agreement, the Guarantee, the Direction and Undertaking Regarding Remedies, the Indemnification Agreement, the Advisory Agreement, the Custodian Agreement, the Declaration of Trust and the Expense Limitation Agreement shall be duly authorized, executed and delivered by each of the parties thereto and be in full force and effect and executed counterparts of each such Transaction Document shall have been delivered to the Insurer.

          (ii) The Insurer shall have received (A) a certificate of the Secretary or Assistant Secretary of the Adviser, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of the Adviser authorized to sign this Agreement on behalf of the Adviser and certifying that attached thereto are true, complete and correct copies of its constituent documents and resolutions duly adopted by the Adviser authorizing the execution and delivery of this Agreement, and (B) a good standing certificate from the Washington Secretary of State regarding the Adviser.

          (iii) The Insurer and the Adviser each shall have received (A) a certificate of the Secretary or Assistant Secretary of the Calculation Agent, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of the Adviser authorized to sign this Agreement on behalf of the Calculation Agent and certifying that attached thereto are true, complete and correct copies of its constituent documents and resolutions duly adopted by the Adviser authorizing the execution and delivery of this Agreement, and (B) a good standing certificate from the New York Secretary of State regarding the Calculation Agent.

          (iv) The Insurer shall have received (A) a certificate of the Secretary or Assistant Secretary of the Trust, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of the Trust authorized to sign this Agreement on behalf of the Trust, on behalf of its series, the Fund, and certifying that attached thereto are true, complete and correct copies of its resolutions duly adopted by the Board of Trustees of the Trust authorizing the execution and delivery of this

     Agreement, and (B) a copy of the Declaration of Trust certified as of a recent date by the Secretary of the Commonwealth of Massachusetts.

          (v) The Adviser and the Fund each shall have received a certificate of the Secretary or Assistant Secretary of the Insurer, dated as of the Effective Date, as to the incumbency and signature of the officers or employees of the Insurer authorized to sign this Agreement on behalf of the Insurer.

          (vi) The Insurer shall have received a certificate of the Secretary or Assistant Secretary of the Trust, dated as of the Effective Date, certifying that (A) amendments to the Trust's registration statement on Form N-1A with respect to each Class of Shares of the Fund (1) have been prepared by the Trust in conformity with the requirements of the Acts and the rules and regulations of the Commission thereunder, and (2) have been filed with the Commission under the Acts, (B) the most recent such amendment has become effective or has been declared effective by the Commission, (C) true and complete copies of such registration statement as amended with respect to the Fund to the Effective Date are attached thereto (the "Registration Statement"), excluding any exhibits thereto, (D) the Commission has not issued any order preventing or suspending the use of any preliminary prospectus relating to any Class of Shares and the Trust has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Registration Statement, and (E) as to information other than the Ambac Information, the Registration Statement and the Prospectus and SAI with respect to each Class of Shares of the Fund do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (vii) The Insurer shall have received the following legal opinions, in form and substance satisfactory to the Insurer, dated the Effective
     Date: (A) the opinion of Stradley Ronon Stevens & Young, counsel to the Fund; (B) the opinion of Dechert, counsel to the Adviser; (C) the opinion of Karl J. Ege, General Counsel and Secretary to the Adviser; (D) the opinion of Wilmer, Cutler & Pickering, counsel to the Calculation Agent;
     (E) the opinion of in-house counsel to the Calculation Agent; and (F) such other opinions as the Insurer may reasonably request.

          (viii) The Adviser shall have received the following legal opinions, in form and substance satisfactory to the Adviser, dated the Effective
     Date: (A) the opinion of Stradley Ronon Stevens & Young, counsel to the Fund; (B) the opinion of Kevin Doyle, Managing Director and General Counsel of the Insurer; (C) the opinion of in-house counsel to the Calculation Agent; (D) the opinion of Wilmer, Cutler & Pickering, counsel to the Calculation Agent; and (E) such other opinions as the Adviser may reasonably request.

          (ix) The Calculation Agent shall have received the following legal opinions, in form and substance satisfactory to the Calculation Agent, dated the Effective Date: (A) the opinion of Stradley Ronon Stevens & Young LLP, counsel to the Fund; (B) the opinion of Dechert, counsel to the Adviser; (C) the opinion of Karl J. Ege, General

     Counsel and Secretary to the Adviser; and (D) the opinion of Kevin Doyle, Managing Director and General Counsel of the Insurer.

          (x) The Fund shall have received the following legal opinions, in form and substance satisfactory to the Adviser, dated the Effective Date:
     (A) the opinion of Dechert, counsel to the Adviser; (B) the opinion of Karl
     J. Ege, General Counsel and Secretary to the Adviser; (C) the opinion of in-house counsel to the Calculation Agent; (D) the opinion of Kevin Doyle, Managing Director and General Counsel of the Insurer; (E) the opinion of Wilmer, Cutler & Pickering, counsel to the Calculation Agent; and (F) such other opinions as the Fund may reasonably request.

          (xi) All proceedings, documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be in form and substance to the satisfaction of the Fund and the Insurer, and the Fund and the Insurer shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

          (b) The obligation of the Insurer to issue the Policy is subject to the satisfaction of the following conditions on the Inception Date:

          (i) Each of the representations and warranties made by the Adviser, the Calculation Agent, and the Fund in this Agreement shall be true and correct in all material respects on and as of such date, and the Insurer shall have received a certification from an officer of each of the Adviser, the Calculation Agent, and the Fund to such effect as to the representations and warranties made by it.

          (ii)  No Trigger Event shall have occurred.

          (iii) No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any Government Authority which could reasonably be expected to make the transactions contemplated by any of the Transaction Documents void, unenforceable, illegal or otherwise prevent the consummation thereof.

          (iv) No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents.

          (v) There shall not have been an Adverse Effect with respect to the Adviser or the Fund since the date of this Agreement.

          (vi) The Adviser shall have (A) retained an Independent Verifier as contemplated by Section 10.01, (B) prepared a form of Independent Verification Report covering such matters as the Adviser and the Insurer have agreed as contemplated by Section 10.02, (C) delivered to the Insurer a fully executed copy of the Independent Verifier
     Agreement and (D) delivered to the Insurer a certificate of an officer of the

         Adviser attesting to the due authorization, execution and delivery of the Independent Verifier Agreement by the Adviser.

             (vii) On the Inception Date, the Guarantee Amount shall not exceed $600,000,000. If, during the Offering Period, the Fund expects to receive subscriptions for its Shares which could result in such Guarantee Amount exceeding $600,000,000, then the Fund shall consult with the Insurer. If the Insurer agrees to increase such maximum amount in its sole discretion, this Agreement will be amended accordingly.

             (viii) The Adviser shall have provided to the Insurer a copy of the Pricing Procedures in effect with respect to the Fund.

             Section 2.04 Fees. In consideration of the issuance by the Insurer of the Policy, the Fund shall pay to the Insurer a fee in an amount equal to ..75% per annum of the average daily net asset value of the Fund during each calendar month in the Guarantee Period (the "Premium Fee"), payable monthly in arrears on the tenth Business Day of the following calendar month with a final payment on the Guarantee Maturity Date (each, a "Premium Payment Date"). The Premium Fee payable on each Premium Payment Date will be calculated based on a 365 or 366 day year for the actual number of days elapsed, and will be determined in accordance with the Fund's month end average net asset policy previously described to the Insurer. If the Trust terminates this Agreement in accordance with Section 11.01(b), then, from and after such termination, the Fund shall have no obligation to pay the Premium Fee (except as to amounts thereof accrued on a daily interpolated basis prior to such termination), and the Insurer shall have no liability under the Policy.

                                   ARTICLE III
                             MANAGEMENT OF THE FUND

             Section 3.01 General. During the Guarantee Period the Fund shall not issue additional Shares except in connection with the reinvestment of dividends and distributions by the Fund to its Shareholders in respect of the Shares. Commencing upon the issuance of the Policy on the Inception Date, the assets of the Fund shall be invested and reinvested only in U.S. Dollar-denominated investments in accordance with the provisions set forth in this Article III (collectively, the "Portfolio Requirements"). The Adviser shall fairly and objectively interpret the Portfolio Requirements, consistent with the intent thereof. The Adviser shall consult with the Insurer as to any requirement contained herein which, in the reasonable opinion of the Adviser is not clear, including without limitation the permissibility or classification of any investment (including any types of investment that may be used in the market during the term of this Agreement that were not widely used as of the date hereof), the valuation methodology applicable thereto, and the methodology used to calculate and report to the Insurer compliance with the Portfolio Requirements. The Adviser shall use reasonable efforts to manage the Fund such that the Fund Value remains at least equal to the Bond Floor.

             Section 3.02 Permitted Fixed Income Investments. The Fixed Income Component of the Fund shall consist of a portfolio of Permitted Fixed Income Securities, Permitted Fixed Income Futures, Permitted Fixed Income Derivatives, and/or Cash (collectively, "Permitted Fixed Income Investments"). A Permitted Fixed Income Investment held by the

Fund is a "Fixed Income Investment"; Fixed Income Investments are collectively referred to herein as the "Fixed Income Portfolio." For the avoidance of doubt, any requirement that an investment satisfy a credit rating criteria shall be applicable at any time and from time to time and shall not be limited to whether the investment satisfied such credit rating criteria as of the date of acquisition thereof.

         (a) "Permitted Fixed Income Securities" means U.S. Government Securities, Cash Equivalents and the Trust's US Government Money Market Fund; provided, however, that Permitted Fixed Income Securities shall not include any interest-only obligation, any obligation that bears interest at an inverse floating rate, any obligation the interest rate of which is variable (unless such interest rate is established by reference to a Quoted Rate plus a fixed spread, if any, and such interest rate moves proportionally with such Quoted
Rate), any obligation whose repayment is subject to substantial non-credit related risk, including any security whose rating assigned by S&P includes the subscript "r" or "t", or any obligation that may be subject to call or prepayment prior to its maturity. Permitted Fixed Income Securities must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change (other than the Trust's US Government Money Market Fund). With respect to each Permitted Fixed Income Security held by the Fund (a "Fixed Income Security"):

         (i) Market Value of a Fixed Income Security during a Business Day means its market price as of such time of determination and, at any other time, the market price as of the close of trading on the NYSE preceding such time of determination. If a market price is not available, Market Value shall be determined in accordance with the Pricing Procedures.

         (ii) Notional Value of a Fixed Income Security means the Market Value of such Fixed Income Security.

         (b) "Permitted Fixed Income Futures" means U.S. T-Bond, U.S.T-Note, U.S. T-Bill, and 3 month Eurodollar futures contracts traded on the Chicago Board of Trade, the Chicago Mercantile Exchange and Globex. With respect to each Permitted Fixed Income Futures contract owned by the Fund (a "Fixed Income Future"):

         (i) Notional Value of a Fixed Income Future means, at any time, the product of (x) the applicable trading unit (or multiplier) of such Fixed Income Futures contract, and (y) market price of such Fixed Income Futures contract.

         (c) "Permitted Fixed Income Derivatives" means Interest Rate Swaps. With respect to each Permitted Fixed Income Derivative to which the Fund is a party (a "Fixed Income Derivative"):

         (i) Market Value of a Fixed Income Derivative at any time means its mark-to-market value (at replacement cost) determined in accordance with the agreement related thereto.

         (ii) Notional Value of a Fixed Income Derivative at any time means the notional amount specified in the agreement related thereto.

         Section 3.03 Permitted Equity Investments. The Equity Component of the Fund shall consist of a portfolio of Permitted Equity Securities, Permitted Equity Futures, Permitted Equity Options, the Trust's Money Market Fund and, solely for the purposes contemplated by Section 3.07, U.S. Government Securities, Cash Equivalents and/or Cash (collectively, "Permitted Equity Investments"). A Permitted Equity Investment held by the Fund is an "Equity Investment"; Equity Investments are collectively referred to herein as the "Equity Portfolio."

         (a) "Permitted Equity Securities" means common stocks, American depository receipts, preferred stocks, Approved ETFs and equity real estate investment trusts; provided, however, that Permitted Equity Securities shall not include any security that is not listed on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or such nationally-recognized securities exchanges as the Adviser and the Insurer may agree from time to time; provided, further, however, that if any equity securities owned by the Fund are delisted, such equity securities shall be sold by the close of business on the second Business Day following the Business Day on which such equity securities were delisted. With respect to Permitted Equity Securities held by the Fund (individually, an "Equity Security" and, in the aggregate, the "Equity Securities Portfolio"):

         (i) Market Value of an Equity Security during a Business Day means its market price as of such time of determination and, at any other time, the market price as of the close of trading on the NYSE preceding such time of determination. If a market price is not available the Pricing Procedures shall be used to determine the value, and such amount shall be used to determine "Market Value."

         (ii) Market Value of the Equity Securities Portfolio at any time means the sum of the Market Values of each of the Equity Securities.

         (iii) Notional Value of an Equity Security means the Market Value of such Equity Security.

         (iv)  Delta of an Equity Security means 1.

         (b) "Permitted Equity Futures" means Approved Index futures contracts traded on a Permitted Derivatives Exchange. With respect to each Permitted Equity Futures contract owned by the Fund (each such contract, an "Equity Future"):

         (i) Notional Value of an Equity Future means, at any time, the product of (x) the applicable trading unit (or multiplier) of such Equity Futures contract, and (y) the market price of such Equity Futures contract. If a market price is not available, the Pricing Procedures shall be used to determine the value, and such amount shall be used to determine the "Notional Value."

         (ii)  Delta of an Equity Future means 1 if long; and -1 if short

         (c) "Permitted Equity Options" means U.S. exchange-traded puts and calls with respect to an Approved Index which are Synthetic Futures. "Synthetic Futures" means (x) selling a synthetic futures contract by selling a call option and buying a put option, or (y) buying a synthetic futures contract by buying a call option and selling a put option; provided that each such pair of contracts must be in respect of the same underlying Approved Index, have the same strike price, expiration date, and exercise style, and be on otherwise identical terms. With respect to each of the following Permitted Equity Options ("Equity Put" or "Equity Call," as applicable, and, collectively, "Equity Options") held by the Fund:

              (A) Market Value of an Equity Option during a Business Day equals the product of (x) its market price as of such time of determination, and (y) the multiplier applicable to such Equity Option. At any other time, the Market Value of an Equity Option equals the product of (xx) its market price as of the close of trading on the NYSE preceding such time of determination, and (yy) the multiplier applicable to such Equity Option. If a market price is not available, the Pricing Procedures shall be used to determine the value, and such amount shall be used to determine the "Market Value."

              (B) Notional Value of an Equity Option means, at any time, the product of (x) the multiplier applicable to such Equity Option and (y) the strike price of such Equity Option.

              (C) Delta of an Equity Option means the amount calculated as the hedge ratio (i.e., the ratio of (i) the dollar amount of change in the value of an option given a change in price of the related underlying security or index by $1.00, and (ii) $1.00) pursuant to the Black-Scholes option pricing model.

         Section 3.04 Additional Portfolio Requirements.

         (a) Single Issuer Limitation on Equity Securities. The aggregate Market Value of all Equity Securities of a single issuer shall not exceed 5% of the Market Value of the Equity Securities Portfolio; provided, however, that the Adviser may, with respect to two issuers, increase this limit to 7%; and, provided, further, however, that the Trust's Money Market Fund shall not be subject to the foregoing limitations. For the avoidance of doubt, nothing herein shall diminish the Fund's obligation to be in compliance with the Investment Company Act and other applicable laws and, accordingly, the Fund may so increase the limit only to the extent such an increase would not cause the Fund to fail to be in compliance with the Investment Company Act and applicable regulations thereunder

         (b) Cash Equivalents. The aggregate Market Value of Cash Equivalents shall not exceed 20% of the Fund Value; provided, however, that such 20% limitation shall not apply during the six months immediately prior to the Guarantee Maturity Date as and to the extent the Adviser determines in its reasonable judgment that it is not advisable to purchase U.S. Government Securities due to the limited time remaining to the Guarantee Maturity Date; provided, however, that the Adviser shall not exceed such 20% limitation during such six month period unless (i) the Adviser shall have notified the Insurer in writing during such six month period, or within the five (5) Business Days immediately prior to the commencement of such six month period, that the Adviser has determined in its reasonable judgment that it is not advisable to purchase U.S. Government Securities due to the limited time remaining to the Guarantee Maturity Date, (ii) the Insurer shall have consented in writing to the Adviser exceeding such 20% limitation or shall not have objected within the five (5) Business Days following the date of receipt of such notice, and (iii) the maturity of any Commercial Paper in the Fixed Income Portfolio during such six month period shall be limited to 30 days. For the avoidance of doubt, the preceding sentence shall not in any way affect the obligation to eliminate Cash Equivalents from the Defeasance Portfolio, nor shall it affect the requirement in Section 3.04(f) that, within the twelve months prior to the Guarantee Maturity Date, the Fixed Income Portfolio shall not include any instrument that matures after the Guarantee Maturity Date. The aggregate Market Value of Cash Equivalents (other than fully collateralized Repurchase Obligations) attributable to any single depositary institution, issuer or counterparty shall not exceed 3% of the Fund Value. The aggregate Market Value of fully collateralized Repurchase Obligations attributable to any single counterparty shall not exceed 10% of the Fund Value. For purposes hereof, a Repurchase Obligation shall be fully collateralized if (i) the securities collateralizing such Repurchase Obligation consist solely of U.S. Treasury obligations, (ii) the value of the securities collateralizing such Repurchase Obligation (reduced by the transaction costs (including loss of interest) that the Fund could reasonably expect to incur if the seller defaults) is at least equal to the resale price provided in the agreement evidencing such Repurchase Obligation, and (iii) the provisions of Rule 5b-3(c)(1) under the Investment Company Act are complied with.

         (c)  Equity Securities Portfolio Sector Diversification.

         (i) The weighting of each Sector within the Equity Securities Portfolio shall be a percentage that is (A) at least equal to the Benchmark Sector Weight minus 7% thereof, and (B) not greater than the Benchmark Sector Weight plus 7% thereof.

         (ii) The Market Value of Equity Securities (other than Approved ETFs) that are not classified by the Sector Classification System or the Adviser shall not in the aggregate exceed 2% of the Market Value of the Equity Securities Portfolio. The Market Value of Equity Securities that are not classified by the Sector Classification System or the Adviser and all Approved ETFs (collectively, "Unclassified Equity Securities"), other than exchange-traded funds based solely on the Equity Benchmark, shall not in the aggregate exceed 7% of the Market Value of the Equity Securities Portfolio. For the avoidance of doubt, (i) Equity Futures are not considered Unclassified Equity Securities; and (ii) Equity Securities that are classified by the Sector Classification System as "Other" shall be classified as "Other" and not as Unclassified Equity Securities.

         (iii) If the Adviser classifies an Equity Security that is not classified by the Sector Classification System, the Adviser shall determine the applicable Sector reasonably, in good faith and in accordance with industry standards following prior notice to and, if requested by the Insurer, consultation with the Insurer. The Adviser may only classify an Equity Security if it is not classified by the Sector Classification System.

         (iv) Approved ETFs based solely on the Equity Benchmark (including Russell 1000 i-shares) shall not be required to be assigned to a Sector and shall be disregarded for purposes of the tests required by Section 3.04(c).

         (v) The Trust's Money Market Fund shall be disregarded for purposes of the tests required by Section 3.04(c).

          (vi) Long positions in the Segregated Equity Portfolio Rebalancing Account with respect to Approved ETFs based solely on the S&P 500 shall be disregarded for purposes of the tests required by Section 3.04(c).

         (d) Equity Securities Portfolio Tracking Error. The expected annualized tracking error of the Equity Securities Portfolio as compared to the Equity Benchmark, as measured by the Risk Model, shall not exceed five percent (5.00%). Unclassified Equity Securities and the FRIC Money Market Fund shall be disregarded for purposes of the tests required by this Section 3.04(d).

         (e) Equity Securities Portfolio Beta. The expected beta of the Equity Securities Portfolio as compared to the Equity Benchmark, as measured by the Risk Model, shall equal at least .8 and shall not exceed 1.2. Unclassified Equity Securities and the FRIC Money Market Fund shall be disregarded for purposes of the tests required by this Section 3.04(e).

         (f) Fixed Income Weighted Average Duration. The Fixed Income Weighted Average Duration at any time shall not be less than 30 days prior to the Guarantee Maturity Date and shall not be greater than 30 days following the Guarantee Maturity Date; provided, however, that (i) at no time shall the Fixed Income Portfolio include any instrument that matures later than the Guarantee Maturity Date plus two years, and (ii) within the twelve months prior to the Guarantee Maturity Date (x) the Fixed Income Weighted Average Duration shall not exceed the period remaining until the Guarantee Maturity Date and (y) the Fixed Income Portfolio shall not include any instrument that matures after the Guarantee Maturity Date. The Trust's US Government Money Market Fund shall be disregarded for purposes of the tests required by this Section 3.04(f).

         (g) Aggregate Notional Value of Equity Futures and Synthetic Futures. The aggregate Notional Value of all long Equity Futures and all long Synthetic Futures shall not exceed 30% of the Market Value of the Equity Portfolio.

         (h) Net Short Equity Futures Exposure and Short Synthetic Futures Exposure. The sum of the aggregate Notional Value of all short Equity Futures, all short Synthetic Futures and all short Approved ETFs shall not exceed 10% of the Market Value of the Equity Portfolio; provided, however, that such sum may exceed 10% of the Market Value of the Equity Portfolio on the Business Day following a Business Day or which Gap Risk is less than 25% and the Adviser is, on such Business Day, entering into short Equity Futures in accordance with
Section 3.05(b). If such sum does exceed 10% as contemplated above, on the Business Day following the Business Day on which such 10% limit was breached, the Adviser shall cause an asset reallocation such that on such Business Day Gap Risk is greater than 25% and the sum of the aggregate Notional Value of all short Equity, Futures, all short Synthetic Futures and all short Approved ETFs is 0%; provided, however, that if the Adviser has not confirmed that the Adviser's instructions to Subadvisers with respect to reallocations have been implemented within such one Business Day period, then the Adviser may, following notice to the Insurer, take up to an additional Business Day to reduce such sum to 0%.

         (i) Maximum Equity Exposure; No Leverage. The product of the Notional Value and the Delta for each Equity Investment shall not in the aggregate exceed the Fund Value.

         (j) Trust's US Government Money Market Fund. The Fund shall not invest in the Trust's US Government Money Market Fund during the period beginning ninety (90) days prior to the Guarantee Maturity Date and ending on the Guarantee Maturity date. Prior to the commencement of such ninety (90) day period, up to 10% of the Market Value of the Fixed Income Portfolio may be invested in the Trust's US Government Money Market Fund if at all times while any amount of the Fund's assets are invested therein (i) all of the underlying assets of the Trust's US Government Money Market Fund (A) have a credit rating of at least "P-1" by Moody's and at least "A-1+" by S&P, (B) are either issued or fully guaranteed by the U.S. Government, (C) have a maturity of 397 days or less as determined in accordance with Rule 2a-7, and (D) otherwise comply with Rule 2a-7; (ii) the weighted average maturity of the underlying assets of the Trust's US Government Money Market Fund is 90 days or less as determined in accordance with Rule 2a-7; and (iii) any and all such investments by the Fund in the Trust's US Government Money Market Fund comply with SEC Release No. 25458, dated March 12, 2002 (the "Cash Sweep Exemptive Order").

         (k) Trust's Money Market Fund. Up to 15% of the Market Value of the Equity Portfolio (including the Segregated Equity Portfolio Rebalancing Account) may be invested in the Trust's Money Market Fund if at all times while any amount of the Fund's assets are invested therein (i) the Trust's Money Market Fund is in compliance in all respects with Rule 2a-7, and (ii) any and all such investments by the Fund in the Trust's Money Market Fund comply with the Cash Sweep Exemptive Order.

         (l) Segregated Equity Portfolio Rebalancing Account. The Segregated Equity Portfolio Rebalancing Account may be either long or short, but shall not at any time include both long and short positions. If the Segregated Equity Portfolio Rebalancing Account is short, the Equity Portfolio shall not be net short. If the Segregated Equity Portfolio Rebalancing Account is long, the maximum long exposure shall not exceed 10% of the Equity Portfolio.

         (m) Segregated Fixed Income Portfolio Rebalancing Account. The Segregated Fixed Income Portfolio shall not be short.

         Section 3.05 Allocation Between Fixed Income Portfolio and Equity Portfolio.

         (a) Subject to Article IV, the Fund's assets shall be allocated between a Fixed Income Portfolio and an Equity Portfolio by the Adviser. The Adviser shall allocate the Fund's assets based on the Gap Risk and Target Equity Exposure set forth in the Daily Report and shall use its best efforts to maintain Gap Risk of not less than 25%. For purposes of the formulas set forth below, the following values apply at any applicable time:

FV(/t/)= the Fund Value as of such time(t) bf.(/t/)= the Bond Floor as of such time(t)
A\\E\\(/t/)= the Aggregate Equity Exposure as of such time(t)

         (i) "Gap Risk" shall be expressed as a percentage and as of any time equals:

          FV(t) - bf(t)
          -------------
              A\\E\\(t)

         (ii) "Target Equity Exposure" shall be expressed as a percentage and as of any time equals:

         4 x [ FV(t) - bf(t)]
              --------------
                   FV(t)

; provided that the Target Equity Exposure shall not exceed 100% and shall not be less than 0% of the Fund Value.

         (iii) "Bond Floor" means, as of any time of determination, an amount equal to the sum of (1) the product of (x) the Guarantee Amount and (y) the offered price (expressed as a percentage of par) of the U.S. Treasury zero coupon bonds that mature most nearly prior to the Guarantee Maturity Date, and (2) the product of (x) the Expense Amount, and (y) the interpolated price (expressed as a percentage of par and as calculated using the straight line method) derived from the offered prices of the U.S. Treasury zero coupon bonds that mature most nearly prior to and following the date that is equidistant between the date of determination and the Guarantee Maturity Date, rounded to the date nearer to the date of determination in the case of an odd number of days; provided, however, that after the maturity of the U.S. Treasury zero coupon bond that matures most nearly prior to the Guarantee Maturity Date, the applicable percentage of par is 100%.

         (iv)  For purposes hereof, the term "Expense Amount" means the sum of
     (i) the sum of the following products with respect to each Class of Shares outstanding (determined in each case as of the time of determination): (A) the number of Shares of such Class outstanding, (B) the Guarantee per Share for such Class of Shares, (C) 2.10% with respect to the Class A Shares and 2.85% with respect to the Class B Shares and the Class C Shares, and (D) the time remaining to the Guarantee Maturity Date, expressed as years and fractions thereof; and (ii) the maximum amount of fees and expenses not subject to the Expense Limitation Agreement that the Fund would owe if the Fund's assets were required to be invested in the Defeasance Portfolio at the time of determination (excluding contingent expenses, but including any other expenses that the Fund will be obligated to pay on or before the Guarantee Maturity Date).

         (b) To the extent the Daily Report shows that Gap Risk is less than 25%, the Adviser shall cause the Fund to enter into Risk Reducing Trades in the Segregated Equity Portfolio Rebalancing Account designed to result in a Gap Risk of 25% or more (by entering into short Equity Futures and/or short sales of Approved ETFs). Except when it is necessary to reallocate the Fund's assets as contemplated by the preceding sentence, the Segregated Equity Portfolio Rebalancing Account shall be invested in Cash, U.S. Treasury obligations, the FRIC Money Market Fund, long Permitted Equity Futures, or long Approved ETFs. The Segregated Equity Portfolio Rebalancing Account shall at all times be part of the Equity Portfolio for purposes of all calculations required in connection with the Portfolio Requirements, except that Section 3.07 shall apply to any U.S. Treasury obligations in the Segregated Equity Portfolio Rebalancing Account. For the avoidance of doubt, the Adviser may also reallocate assets from the Equity Portfolio to the Fixed Income Portfolio to effect Risk Reducing Trades, inasmuch as the Adviser may, in its discretion, at any time, reduce the Equity Portfolio and increase the Fixed Income Portfolio. The Adviser may transfer funds between the Segregated Fixed Income Portfolio Rebalancing Account and the Segregated Equity Portfolio Rebalancing Account; provided, however that the Segregated Fixed Income Portfolio Rebalancing Account shall at all times be part of, and subject to the restrictions applicable to, the Fixed Income Portfolio and the Segregated Equity Portfolio Rebalancing Account shall at all times be part of, and subject to the restrictions applicable to, the Equity Portfolio. The Adviser may maintain up to 10% of the assets of the Equity Portfolio in the Segregated Equity Portfolio Rebalancing Account, and up to 10% of the Fixed Income Portfolio in the Segregated Fixed Income Portfolio Rebalancing Account.

         (c) The purpose of the Segregated Equity Portfolio Rebalancing Account is to permit the Adviser to reduce the Fund's Equity Exposure within one Business Day inasmuch as a reallocation at the Subadviser level may not be able to be accomplished within such period. The Segregated Equity Portfolio Rebalancing Account is not to be used to leverage the Fund's long exposure, nor is it to be used in a manner that exposes the Fund to basis risk between or among the Approved Indices.

         Section 3.06 Reports.

         (a) The Adviser shall cause the Fund Accounting Agent to provide to the Calculation Agent and the Insurer by 9:00 p.m. (New York City time) on each Business Day the Fund Accounting Agent Reports with respect to the Fund as of the close of such Business Day (it being understood that such records reflect the assets of the Fund as of 12:00 noon (New York City time) on such Business
Day).

         (b) Based on the information that the Calculation Agent receives pursuant to Section 3.06(a), or in accordance with the provisions of Section 3.12(f), the Calculation Agent shall provide to the Adviser and the Insurer by 9:00 a.m. (New York City time) on each Business Day the Daily Report. If the Daily Report indicates that Gap Risk is less than 25%, then the Adviser shall
(i) notify the Insurer of the occurrence of such violation (a "Notice of Violation"), and (ii) following the implementation of the action by the Adviser contemplated by Section 3.05(b), notify the Insurer of the action taken, specifying the type and amount of each trade (a "Notice of Cure"). All such notices shall be provided as promptly as practicable.

         (c) The Adviser shall provide the Weekly Reports to the Insurer by 9:00 a.m. (New York City time) on the second Business Day following the last Business Day of each week. Each Weekly Report shall reflect the assets of the Fund as of 12:00 noon on the last Business Day of the preceding week.

         Section 3.07 Cash. For the avoidance of doubt, the parties recognize and intend that compliance with the Portfolio Requirements may require that U.S. Government Securities, Cash Equivalents and/or Cash, be present in the Equity Portfolio. U.S. Government Securities,

Cash Equivalents and/or Cash present in the Equity Portfolio shall not be included in the Fixed Income Portfolio. Fixed Income Investments present in the Equity Portfolio shall not be included in the calculation of Fixed Income Weighed Average Duration set forth in Section 3.04(f). No Fixed Income Investment present in the Equity Portfolio shall mature later than the Guarantee Maturity Date plus two years, and, within the twelve months prior to the Guarantee Maturity Date, no Fixed Income Investment present in the Equity Portfolio shall mature after the Guaranty Maturity Date.

         Section 3.08 Intent. The economic intent of the Portfolio Requirements is to limit the losses that the Fund would experience in the event of a sudden decline of 25% or more in the value of the Equity Portfolio. The Fund will not use leverage (excepting from the scope of the term "leverage," Loans for Temporary or Emergency Purposes). To the extent that the instruments which the Fund is permitted to invest in have implicit, embedded or synthetic leverage, the Portfolio Requirements are intended to prevent the Adviser and the Fund from using such implicit, embedded or synthetic leverage to materially increase the loss that the Fund would experience in the event of such a decline, compared to a fully invested portfolio that did not include such investments.

         Section 3.09  Article III Computations. All computations under this
Article III shall be made as of the close of regular trading on the NYSE on each Business Day or on the last Business Day of each week, as applicable, in accordance with the Fund's usual procedures and in compliance with the Investment Company Act, except that compliance with Section 3.05 shall be required on a daily basis during periods of regular trading on the NYSE. In determining the Market Value of any investment, the applicable market price per unit shall be multiplied by the number of units held by the Fund. If the Risk Model is unavailable during any period, requirements based on the application thereof shall be suspended during such period.

         Section 3.10 Transition Period. Notwithstanding any other provision of this Agreement, during the first seven Business Days of the Guarantee Period (i) Sections 3.04(b) through and including 3.04(h) shall not apply, and (ii) the Equity Portfolio may be invested in the Trust's Money Market Fund, notwithstanding the 15% limitation set forth in Section 3.04(k), but subject to the requirements in such section that the Trust's Money Market Fund be in compliance in all respects with Rule 2a-7 and the Fund's investment in the Trust's Money Market Fund be in compliance with the Cash Sweep Exemptive Order.

         Section 3.11  Subadvisers.

         (a) The Adviser shall select each Subadviser for the Equity Portfolio and the Fixed Income Portfolio prudently and in accordance with its methodology for selecting subadvisers for other funds managed by the Adviser. Each Subadviser selected from time to time by the Adviser shall (i) have been the subject of the Adviser's ongoing research and diligence (or shall employ individuals who have been the subject of such research and diligence where such individuals are expected to be directly responsible for selecting investments for the Fund, either alone or in combination with other employees of the Subadviser); (ii) be a U.S. institution or be a U.S. subsidiary of an institution organized under the laws of Belgium, Canada, France, Germany, Italy, Japan, Luxembourg, The Netherlands, Sweden, Switzerland or the

United Kingdom and have its principal office located in the U.S., and (iii) be registered as an investment adviser under the Investment Advisers Act.

         (b) Upon terminating the services of a Subadviser or retaining the services of a Subadviser, the Adviser shall notify the Insurer and the Calculation Agent at the time such termination or retention is announced to the public.

         (c) Each Subadviser shall have a written agreement with the Fund in substantially the form filed as an exhibit to the Registration Statement. Each such agreement shall require the Subadviser party thereto to comply with the Investment Guidelines. "Investment Guidelines" means a description of permitted and prohibited investment parameters for such Subadviser with respect to the Fund which may be changed from time to time by the Adviser. Such Investment Guidelines shall at all times provide that (i) with respect to Equity Portfolio Subadvisers, the only trades that are permitted are the purchase and sale (but not the short sale) of Permitted Equity Securities, and (ii) with respect to the Fixed Income Portfolio Subadviser, the only trades that are permitted are the purchase and sale (but not the short sale) of Permitted Fixed Income Securities. The Adviser shall exercise reasonable supervision as to each Subadviser's compliance with the Investment Guidelines and shall in any event supervise sufficiently to determine whether each Subadviser is in compliance with requirements in the Investment Guidelines described in the preceding sentence.

         Section 3.12 The Calculation Agent.

         (a) Subject to Section 3.12(g), there shall at all times during the Guarantee Period be a Calculation Agent. If the Calculation Agent is unable or unwilling to continue to perform its obligations hereunder, the Calculation Agent shall notify the Fund, the Adviser, and the Insurer. The Adviser shall, as promptly as practicable following receipt of such notice, consult with the Insurer to identify potential replacement Calculation Agents. The Adviser shall conduct such investigation of such potential replacement Calculation Agents as is appropriate and furnish the results of its investigation to the Insurer and the Fund. The Adviser shall select and propose a replacement Calculation Agent to the Insurer and the Fund, in writing, and the Calculation Agent so selected shall be the replacement Calculation Agent unless the Insurer or the Fund objects within five (5) Business Days following receipt of such written proposal. The parties shall cooperate to replace the Calculation Agent as promptly as circumstances require. The Insurer and the Fund may by written notice to the Adviser waive their time to object.

         (b) If the Calculation Agent fails to perform its obligations hereunder but has not provided the notice contemplated above, any party hereto may notify the other parties of such nonperformance and, upon receipt of such notice (or dispatch, if sent by the Adviser) the Adviser shall take the actions set forth in (a) above to replace the Calculation Agent. If the Calculation Agent has failed to perform its obligations hereunder and the Adviser, the Fund and the Insurer are unable to agree on a replacement Calculation Agent within five (5) Business Days (or such longer period as the Adviser, the Fund and the Insurer may agree), the Adviser shall cause an amount of the Fund's assets equal to not less than 101% of the Bond Floor to be invested in a portfolio of investments consisting of (i) zero coupon U.S. Treasury bonds having a par amount equal to the Guarantee Amount and that mature on a date as close to the Guarantee Maturity Date as practicable but in any event no later than the Guarantee Maturity Date, and, following the maturity of such zero coupon U.S. Treasury bonds, Cash, (ii) a portfolio of zero coupon U.S. Treasury bonds that mature on various dates which correspond as closely as reasonably practicable to the expected payment dates of the expected fees and expenses of the Fund, and (iii) Cash. Upon the execution and delivery of documentation effecting the replacement of the Calculation Agent in form and substance satisfactory to the Insurer, the Adviser and the Fund, the Fund's assets shall not be restricted as described in the preceding sentence.

         (c) Except as set forth in (a) and (b) above and (g) below, the services of the Calculation Agent shall not be terminated during the Guarantee Period.

         (d) The Calculation Agent shall not act as an investment advisor to the Fund. The Calculation Agent shall not (i) advise the Adviser as to the desirability of purchasing or selling securities, or (ii) make recommendations to the Adviser with respect to the purchase or sale of securities. The Calculation Agent shall not have any authority to cause the Fund to purchase or sell any security.

         (e) The Calculation Agent shall not be deemed to have failed to perform its obligations hereunder if the Calculation Agent has not received the Fund Accounting Agent Reports from the Fund Accounting Agent.

         (f) If the Fund Accounting Agent Reports are not available with respect to a Business Day at a time when the Calculation Agent is preparing the Daily Report, then (i) the Calculation Agent shall notify the Adviser and the Insurer, (ii) the Calculation Agent shall calculate the information contained in the Daily Report as set forth below, and (iii) the Calculation Agent shall prominently indicate on the Daily Report that it is prepared pursuant to this
Section 3.12(f), and (iv) the Calculation Agent shall use best efforts to deliver a Daily Report based on the Fund Accounting Agent Reports as soon as possible following receipt of such Fund Accounting Agent Reports.

         (i) Gap Risk shall be recalculated using (i) an adjusted calculation for Fund Value in which (A) Fund Value is the sum of the Market Value of the Equity Portfolio and the Market Value of the Fixed Income Portfolio,
     (B) the Market Value of the Equity Portfolio is deemed to change by the same percentage that the Equity Benchmark changed on such Business Day (as reported by Bloomberg L.P.), and (C) the Market Value of the Fixed Income Portfolio is deemed to change by the same percentage change as the change on such Business Day in the amount of the interpolation of the bid prices of the U.S. Treasury bonds that mature most nearly prior to and following the Guarantee Maturity Date (as reported by Bloomberg L.P.); (ii) an adjusted calculation for Equity Exposure in which Equity Exposure is deemed to change by the same percentage that the Equity Benchmark changed on such Business Day (as reported by Bloomberg L.P.) and (iii) the same Bond Floor calculation as was in the most recently available Daily Report that was based on Fund Accounting Agent Reports.

         (ii) Whenever the Daily Report is prepared pursuant to Section 3.12(f) and until the Daily Report is again prepared on the basis of the Fund Accounting Agent Reports, the Fund shall not enter into any trade that has the effect of decreasing the percentage that represents Gap Risk (it being understood that a decrease in the percentage that represents Gap Risk (from 26% to 25% for example) has the effect of increasing Aggregate Equity Exposure).

         (g) The obligations of the Calculation Agent hereunder with respect to the Daily Report shall terminate on the Business Day following the date on which the Fund's assets are fully and irrevocably invested in the Defeasance Portfolio.

                                   ARTICLE IV
                                 TRIGGER EVENTS

         Section 4.01 Trigger Events. (a) The following events shall constitute Trigger Events hereunder:

         (i) Any failure to maintain Gap Risk of not less than 25%, as indicated in the Daily Report, unless the Adviser notifies the Insurer upon becoming aware of such failure and the Adviser is using best efforts to cure such failure (to the reasonable satisfaction of the Insurer);

         (ii) Any failure to provide a Daily Report to the Insurer within two hours following notice by the Insurer to the Adviser of the Insurer's non-receipt thereof, unless the Adviser is using best efforts to cure such failure (as determined by the Insurer in good faith) and such failure is cured by the end of such Business Day;

         (iii)  Any violation of Section 3.01, 3.02, 3.03, 3.04, 3.05, 3.06,
     3.07, 3.08, 3.09 or 3.10 that is not expressly provided for in clause (i) or (ii) above unless cured by the end of the third Business Day following the Business Day on which such violation occurred;

         (iv) Gap Risk is less than or equal to 20%, as indicated in the Daily Report;

         (v) Fund Value is less than or equal to 101% of the Bond Floor at any time;

         (vi)   The Fund shall fail to pay the Premium Fee as provided in
     Section 2.04 and such failure shall continue unremedied for a period of two Business Days following notice by the Insurer to the Fund and to the Adviser;

         (vii) Any representation or warranty made by the Adviser or the Trust on behalf of the Fund herein shall have been incorrect or misleading in any material respect when made;

         (viii) The Adviser or the Trust on behalf of the Fund shall fail to perform any obligation under this Agreement or the Transaction Documents that is not expressly provided for in clause (i), (ii), (iii) or (vi) above, or (xi) or (xii) below, which failure could reasonably be expected to have an Adverse Effect and such violation, if capable of being remedied, shall continue unremedied for a period of 30 days after written notice shall have been given by the Insurer to such party requiring that such default be cured;

         (ix) Either Moody's or S&P suspends or withdraws the short- or long-term rating of The Northwestern Mutual Life Insurance Company ("Northwestern Mutual"), or downgrades the senior unsecured rating of Northwestern Mutual to or below "Baa1" or "BBB+"; provided, however, that if Moody's or S&P revises its rating categories or if a successor rating agency is designated under the following proviso, the Insurer shall determine in good faith the equivalent rating under the revised or successor system and shall notify the Adviser and the Fund of its determination; and provided, further, however, that if Moody's or S&P ceases its rating operations, the Insurer may, by notice to the Adviser and the Fund, replace such rating agency that maintains a rating of senior unsecured debt of Northwestern Mutual or elect to have only one rating agency specified herein;

         (x) The occurrence of any of the following: (i) except as otherwise permitted by Section 8.01 hereof, the Adviser takes any action to authorize or effect its resignation or takes or fails to take any action the effect of which is more likely than not to result in the resignation or removal of the Adviser; (ii) a Regulatory Event, Litigation Event or any other event, if it is more likely than not that such event will result in the resignation or removal of the Adviser, as reasonably determined by the Insurer after consultation with the Adviser; (iii) an Act of Insolvency with respect to the Adviser; or (iv) any "assignment" of the Advisory Agreement (within the meaning of the Investment Company Act), unless each of the other parties to the Agreement shall have given their prior written consent thereto;

         (xi) Notice of termination of the Custodian Agreement is given by the Fund or the Custodian, and the Fund is unable to engage a successor Custodian that agrees to be bound by the Direction and Undertaking Regarding Remedies not less than five (5) Business Days prior to the effective date of any such termination;

         (xii) The Fund or the Adviser fails to notify the Insurer of the occurrence of a Subadviser Event within three (3) Business Days following the date on which such Subadviser Event occurred; or

         (xiii) Notice of termination of the Advisory Agreement is given by the Fund or the Adviser.

         (b) If an event has occurred and is continuing, which, if not cured or waived would give rise to a Trigger Event, then the Adviser may only enter into Risk Reducing Trades and shall consult with the Insurer and provide to the Insurer a description of the manner in which the Adviser intends to cure such event, the Adviser's assessment of the likelihood of success, the time the Adviser expects to elapse before such event is cured, and such other information as the Insurer may request.

         (c) If a Trigger Event occurs and is continuing then, at the election of the Insurer, the Insurer shall have the right to direct the Custodian to invest the Fund's assets in the Defeasance Portfolio pursuant to the Direction and Undertaking Regarding Remedies. The Insurer shall notify the Adviser of the Insurer's exercise of remedies pursuant to this Section 4.01(c) as promptly as reasonably practicable.

         (d) In the event of an occurrence on any Business Day of a Trigger Event under Section 4.01(a)(i) with respect to which the Adviser has failed to give the notice contemplated thereby, then, subject to the Daily Report confirming that the Gap Risk is less than 25%, the Insurer shall have the right to direct the Custodian to invest the Fund's assets in the Defeasance Portfolio pursuant to the Direction and Undertaking Regarding Remedies. The Insurer shall notify the Adviser of the Insurer's exercise of remedies pursuant to this
Section 4.01(d) as promptly as reasonably practicable.

         Section 4.02 Defeasance Portfolio. If the Insurer exercises remedies provided by Section 4.01(c) or Section 4.01(d), the Insurer shall instruct the Custodian to invest the assets of the Fund in a Defeasance Portfolio. "Defeasance Portfolio" means a portfolio of investments consisting of (i) zero coupon U.S. Treasury bonds having a par amount equal to the Guarantee Amount and that mature on a date as close to the Guarantee Maturity Date as practicable but in any event no later than the Guarantee Maturity Date, and, following the maturity of such zero coupon U.S. Treasury bonds, Cash, (ii) a portfolio of zero coupon U.S. Treasury bonds that mature on various dates which correspond as closely as reasonably practicable to the expected payment dates of the expected fees and expenses of the Fund, and (iii) Cash. Any instruction given by the Insurer to the Custodian hereunder or under the Direction and Undertaking Regarding Remedies shall be solely for the purpose of directing that the Fund's assets be invested in the Defeasance Portfolio.

                                    ARTICLE V
                             LIMITATION OF LIABILITY

         Section 5.01 Limitation of Liability of Adviser. Solely if there is a breach of this Agreement arising out of the gross negligence or willful misconduct of the Adviser (other than a breach caused by the acts or omissions of the Calculation Agent), the Insurer shall have all of the rights and remedies available to it against the Adviser at law and in equity. For the avoidance of doubt, "willful misconduct" shall not be limited to willful actions but shall also include willful failures to act. Nothing in this Section 5.01 shall limit the Insurer's rights and remedies with respect to a Trigger Event as expressly set forth in Sections 4.01(c), 4.01(d) and 4.02.

         Section 5.02 Limitation of Liability of Calculation Agent. Solely if there is a breach of this Agreement arising out of the gross negligence or willful misconduct of the Calculation Agent, the Insurer shall have all of the rights and remedies available to it against the Calculation Agent at law and in equity. For the avoidance of doubt, "willful misconduct" shall not be limited to willful actions but shall also include willful failures to act. Nothing in this
Section 5.02 shall limit the Insurer's rights and remedies with respect to a Trigger Event as expressly set forth in Sections 4.01(c), 4.01(d) and 4.02.

         Section 5.03 Limitations as to the Fund. The Insurer shall have no claim against the Fund hereunder for any breach hereof that did not arise out of
(i) the failure of the Fund to pay the Premium Fee in accordance with Section 2.04, or (ii) the gross negligence or willful misconduct of the Fund. The sole remedies that the Insurer shall have against the Fund in the event of such a breach shall be (x) to pursue a claim against the Fund for failure to pay the Premium Fee, if the breach hereof is the Fund's failure to pay the Premium Fee in accordance with Section 2.04, and (y) to exercise the Insurer's rights and remedies with respect to a Trigger Event as expressly set forth in Sections 4.01(c), 4.01(d) and 4.02. In no event shall the Insurer set off against, decline to pay, or otherwise withhold amounts payable under the Policy. Nothing in this Section
5.03 shall be construed to limit the Insurer's right to exercise remedies under Sections 4.01(c), 4.01(d) and 4.02.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         Section 6.01 Representations and Warranties of the Adviser. The Adviser hereby represents and warrants to the Insurer as follows, on and as of the date hereof:

         (a) The Adviser (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have an Adverse Effect and (iv) is in compliance with all Requirements of Law except where non-compliance would not reasonably be expected to have an Adverse Effect.

         (b) The Adviser has the power and authority, and the legal right, to execute, deliver and perform its obligations under the Transaction Documents to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Except as has been obtained or would not reasonably be expected to have an Adverse Effect, no consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Adviser of the Transaction Documents to which it is a party. This Agreement has been, and each other Transaction Document to which the Adviser is a party will be, duly executed and delivered on behalf of the Adviser. This Agreement constitutes, and each other Transaction Document to which the Adviser is a party, when executed and delivered, will constitute, a legal, valid and binding obligation of the Adviser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (c) The execution, delivery and performance by the Adviser of its obligations under the Transaction Documents to which the Adviser is a party will not violate any Requirement of Law or Contractual Obligation of the Adviser, except where such violation would not reasonably be expected to have an Adverse Effect. The Adviser is not in violation of any Contractual Obligation, except where such violation would not reasonably be expected to have an Adverse Effect.

         (d) No litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or, to the Adviser's knowledge, threatened by or against the

Adviser (i) asserting the invalidity or unenforceability of any of the Transaction Documents to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents to which it is a party, or (iii) seeking any determination or ruling that would reasonably be expected to have an Adverse Effect.

         (e) The Adviser is duly registered with the Commission as an investment adviser under the Investment Advisers Act; and, to the best of the Adviser's knowledge, there does not exist any proceeding or any facts or circumstances the existence of which could adversely affect the registration of the Adviser with the Commission; the Adviser is not prohibited by any provision of the Investment Advisers Act or the Investment Company Act, or the respective rules and regulations thereunder, from acting as an investment adviser of the Fund as contemplated hereunder.

         (f) To the best of the Adviser's knowledge, there has been no event, condition, action or omission since the Adviser's financial statements for the fiscal year ended December 31, 2001 which were furnished to the Insurer which would reasonably be expected to have an Adverse Effect, other than such events, conditions, actions or omissions which have been specifically disclosed in writing to the Insurer.

         (g) The most recent balance sheets of the Adviser, for the fiscal year ended December 31, 2001, and the related statements of earnings of the Adviser, have been prepared in accordance with GAAP and present fairly in all material respects the financial condition of the Adviser as at the date thereof and the results of its operations for the period then ended except for omissions that would not have an Adverse Effect.

         (h) To the best of the Adviser's knowledge, all factual information prepared and furnished by the Adviser to the Insurer (whether prepared by the Adviser or prepared by any other Person) for purposes of or in connection with this Agreement is true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole does not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading in any material respect.

         (i) To the best of the Adviser's knowledge, no statute, rule, regulation or order has been enacted or deemed applicable by any Government Authority which would make the transactions contemplated by the Transaction Documents to which it is a party illegal or otherwise prevent the consummation thereof.

         Section 6.02 Representations and Warranties of the Calculation Agent. The Calculation Agent hereby represents and warrants to the Insurer and the Adviser as follows, on and as of the date hereof:

         (a) The Calculation Agent (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York,
(ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have an Adverse Effect and (iv) is in compliance with all Requirements of Law except where non-compliance would not have an Adverse Effect.

         (b) The Calculation Agent has the power and authority, and the legal right, to execute, deliver and perform the Transaction Documents to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Except as has been obtained, no consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Calculation Agent of the Transaction Documents to which it is a party. This Agreement has been, and each other Transaction Document to which the Calculation Agent is a party will be, duly executed and delivered on behalf of the Calculation Agent. This Agreement constitutes, and each other Transaction Document to which the Calculation Agent is a party, when executed and delivered, will constitute, a legal, valid and binding obligation of the Calculation Agent enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (c) The execution, delivery and performance of the Transaction Documents to which the Calculation Agent is a party will not violate any Requirement of Law or Contractual Obligation of the Calculation Agent except where such violation would not reasonably be expected to have an Adverse Effect. The Calculation Agent is not in violation of any Contractual Obligation, except where such violation would not reasonably be expected to have and Adverse Effect.

         (d) No litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or, to the Calculation Agent's knowledge, threatened (i) asserting the invalidity or unenforceability of any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents or (iii) seeking any determination or ruling that would reasonably be expected to have an Adverse Effect.

         (e) To the best of the Calculation Agent's knowledge, all factual information prepared and furnished by the Calculation Agent to the Insurer (whether prepared by the Calculation Agent or any other Person) for purposes of or in connection with this Agreement, any Transaction Document or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole does not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading in any material respect.

         (f) To the best of the Calculation Agent's knowledge, no statute, rule, regulation or order has been enacted or deemed applicable by any Government Authority which would make the transactions contemplated by the Transaction Documents illegal or otherwise prevent the consummation thereof.

         Section 6.03 Representations and Warranties of the Trust for Itself and the Fund. The Trust on behalf of itself and the Fund hereby represents and warrants to the Insurer as follows, on and as of the date hereof:

         (a) The Trust (i) is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged; (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have an Adverse Effect; and (iv) is in compliance with all Requirements of Law except where non-compliance would not have an Adverse Effect. The Fund has been duly established as a series of the Trust.

         (b) The Trust has the power and authority, and the legal right, to execute, deliver and perform on behalf of the Fund the Transaction Documents to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Fund of the Transaction Documents to which it is a party, other than the filing under the Acts of the Registration Statement and the Prospectus and SAI and filings in accordance with applicable Blue Sky laws. The Transaction Documents to which the Fund is a party have been duly executed and delivered on behalf of the Fund and each such agreement constitutes a legal, valid and binding obligation of the Fund enforceable against the Fund in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (c) The execution, delivery and performance by the Trust on behalf of the Fund of the Transaction Documents (including for this purpose the Advisory Agreement and the Custodian Agreement as they apply to all series of the Trust) to which the Trust on behalf of the Fund is a party will not violate any Requirement of Law or Contractual Obligation of the Fund and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues except where such violation or Lien would not have an Adverse Effect.

         (d) No litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or, to the Fund's knowledge, threatened by or against the Fund or against any of its properties or revenues
(i) asserting the invalidity or unenforceability of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents (including for this purpose the Advisory Agreement and the Custodian Agreement as they apply to all series of the Trust) to which it is a party or (iii) seeking any determination or ruling that could reasonably be expected to have an Adverse Effect.

         (e) The Fund has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder except where non-compliance would not have an Adverse Effect.

         (f) The Trust is duly registered with the Commission as an open-end, management investment company under the Investment Company Act. The Fund is a "diversified" fund within the meaning of the Investment Company Act.

         (g) To the best of the Trust's knowledge, all factual information prepared and furnished by or on behalf of the Fund to the Insurer (whether prepared by the Fund or any other Person) for purposes of or in connection with this Agreement, any Transaction Document or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is dated or certified and such information taken as a whole does not omit to state any material fact necessary to make such information in the context in which it is furnished not misleading.

         Section 6.04 Representations and Warranties of the Insurer. The Insurer hereby represents and warrants to the Adviser, the Calculation Agent and the Fund as follows, on and as of the date hereof:

         (a) The Insurer is a stock insurance company duly incorporated and validly existing under the laws of Wisconsin.

         (b) The Insurer has the corporate power and authority to execute and deliver this Agreement, the Indemnification Agreement and the Policy and to perform all of its obligations hereunder and thereunder.

         (c) The execution, delivery and performance by the Insurer of this Agreement, the Indemnification Agreement, and the Policy have been duly and validly authorized by all necessary corporate action and proceedings, and any licenses, orders, consents or other authorizations or approvals of any governmental boards or bodies legally required for the enforceability of the Agreement, the Indemnification Agreement and the Policy have been obtained and any actions or proceedings not taken or any consents, approvals or filings not obtained or made are not material to the enforceability against the Insurer of this Agreement, the Indemnification Agreement or the Policy (assuming that the conditions precedent to the issuance of the Policy set forth herein are satisfied).

         (d) Each of this Agreement and the Indemnification Agreement has been duly executed and delivered by the Insurer and constitutes the legal, valid and binding obligation of the Insurer, enforceable against the Insurer in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)). When the Policy is executed and delivered by the Insurer in accordance with this Agreement, the Policy will constitute the legal, valid and binding obligation of the Insurer, enforceable against the Insurer in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

         (e) There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer's knowledge, threatened against the Insurer at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which could reasonably be expected to adversely affect the enforceability of this Agreement, the Indemnification Agreement or the Policy.

                                   ARTICLE VII
                                    COVENANTS

         Section 7.01 Covenants of the Adviser. The Adviser hereby covenants and agrees that through the Guarantee Maturity Date or the earlier termination of this Agreement pursuant to Section 11.01:

         (a) it shall not amend, supplement, modify, terminate or agree to any waiver with respect to any of the Transaction Documents (other than the Prospectus and SAI), without the prior written consent of the Insurer, which consent shall not be unreasonably withheld or delayed; provided, however, that the consent of the Insurer shall not be required for an unconditional waiver by the Adviser of its rights to a specified advisory and/or administrative fee;

         (b) other than in connection with the reinvestment of dividends or other distributions, it shall not allow the issuance of the shares of the Fund during the Guarantee Period;

         (c) it shall notify the Insurer promptly (i) of any request or proposed request by the Commission for an amendment to the Registration Statement with respect to any Class of Shares of the Fund or a supplement to the Prospectus and SAI with respect to any Class of Shares of the Fund, or (ii) of the issuance by the Commission of any stop-order suspending the effectiveness of the Registration Statement with respect to any Class of Shares of the Fund or the initiation or threat of any such stop-order proceeding;

         (d) it shall provide to the Insurer such additional information with respect to the Fund as the Insurer may from time to time reasonably request;

         (e) within one (1) Business Day of filing with the Commission any amendment to the Registration Statement with respect to any Class of Shares of the Fund or supplement to the Prospectus and SAI with respect to any Class of Shares of the Fund, it shall send a copy thereof to the Insurer; provided, however, that the Adviser shall obtain the prior written consent of the Insurer before filing any such amendment or supplement that affects the Insurer, which consent shall not be unreasonably withheld or delayed (it being understood that (i) amendments and supplements solely for the purpose of reflecting a change in Subadviser do not require the prior written consent of the Insurer, (ii) the Adviser shall use reasonable efforts to provide the Insurer with as much prior notice of a proposed amendment and as much time to review the draft proposed amendment or supplement as is practicable, and (iii) the Insurer recognizes that the Insurer may not have more than two (2) Business Days to review the draft proposed amendment or supplement in some cases);

         (f) it shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and shall provide the Insurer with written notice promptly upon becoming aware of any material breach by it of the provisions of any such agreements;

         (g) it shall provide to the Insurer copies of its audited annual financial statements within 90 days following the end of each fiscal year;

         (h) it shall comply in all material respects with the terms and provisions of all applicable laws, including the Acts and the Investment Advisers Act, with respect to the Fund, except where (i) the failure to comply does not have an Adverse Effect or (ii) the failure to comply results from the Insurer's failure to provide the Ambac Information or the Ambac Information fails to be correct in all material respects, and it shall obtain and maintain all licenses, permits, charters and registrations which are necessary to the conduct of its business or where the failure to obtain and maintain the same would not reasonably be expected to have an Adverse Effect;

         (i) it shall promptly inform the Insurer in writing of the occurrence of any of the following events in respect of the Adviser of which it has knowledge: any Litigation Event, Regulatory Change, Regulatory Event or other event that would reasonably be expected to have an Adverse Effect;

         (j) it shall promptly and fully perform all of its obligations (i) under each Transaction Document to which it is a party, and (ii) under each other agreement, instrument or contract by which it is bound, except to the extent that such nonperformance would not reasonably be expected to have an Adverse Effect. The Adviser shall take all action necessary to preserve its existence and ensure that the Transaction Documents remain in full force and effect;

         (k) it shall keep or cause to be kept in reasonable detail books and records of account of its business in relation to the Fund, including without limitation electronic information with respect thereto, in form and detail customary in the industry and sufficient to satisfy the Investment Advisers Act and to satisfy the Adviser's obligation to provide to the Insurer the information referred to herein;

         (l) it shall not include any material relating to the Insurer or describing the terms of the Policy or this Agreement in any marketing materials used by or on behalf of the Adviser or the Fund unless such material has been approved in writing by the Insurer prior to its inclusion in such marketing materials, such approval not to be unreasonably withheld or delayed; and

         (m) it shall provide to the Insurer any proposed amendments to the Pricing Procedures prior to the adoption thereof (other than (i) amendments to change pricing sources if the new sources are standard in the industry, and (ii) amendments that do not affect the valuation of any Permitted Fixed Income Investment or Permitted Equity Investments), and shall provide to the Insurer copies of each such amendment in the form adopted, promptly following the adoption thereof.

         Section 7.02 Covenants of the Calculation Agent. The Calculation Agent hereby covenants and agrees that through the Guarantee Maturity Date or the earlier termination of this Agreement pursuant to Section 11.01:

         (a) it shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and shall provide the Adviser, the Fund and the Insurer with written notice promptly upon becoming aware of any material breach by the Calculation Agent of the provisions of any such agreements;

         (b) it shall comply in all material respects with the terms and provisions of all Applicable Laws, except where the failure to comply does not have an Adverse Effect and it shall obtain and maintain all licenses, permits, charters and registrations which are necessary to the conduct of its business or where the failure to obtain and maintain the same would reasonably be expected to have an Adverse Effect;

         (c) it shall promptly inform the Insurer in writing of the occurrence of any of the following events of which it has knowledge: any Litigation Event, Regulatory Change, Regulatory Event or other event that would reasonably be expected to have an Adverse Effect;

         (d) it shall promptly and fully perform all of its obligations (i) under the Transaction Documents to which it is a party and (ii) under each other agreement, instrument or contract by which it is bound, except to the extent that such nonperformance would not reasonably be expected to have an Adverse Effect; and

         (e) it shall keep or cause to be kept in reasonable detail books and records that form the basis for the Daily Report, including without limitation electronic information with respect thereto.

         Section 7.03 Covenants of the Fund. The Trust on behalf of the Fund hereby covenants and agrees that through the Guarantee Maturity Date or the earlier termination of this Agreement pursuant to Section 11.01:

         (a) within 90 days of the end of the Fund's fiscal year, it shall provide to the Insurer the financial statements for the Fund with respect to such fiscal year, audited by independent public accountants;

         (b) during the Guarantee Period, other than in connection with the redemption of Shares by a Shareholder or the reinvestment of dividends or other distributions, it shall not change the number of outstanding Shares of the Fund;

         (c) it shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and shall provide the Insurer with written notice promptly upon becoming aware of any material breach by it of the provisions of any such agreements;

         (d) it shall not amend, supplement or otherwise modify, or agree to any waiver with respect to any of the Transaction Documents (other than the Prospectus and SAI) without the prior written consent of the Insurer, which consent shall not be unreasonably withheld or delayed; provided, however, that the consent of the Insurer shall not be required for an unconditional waiver by the Adviser of its rights to a specified advisory and/or administrative fee;

         (e) prior to taking any action to terminate the Custodian, the Fund shall notify the Insurer and, in the event that the Custodian notifies the Fund that the Custodian intends to terminate the Custodian Agreement with respect to the Fund, the Fund shall notify the Insurer;

         (f) it shall comply in all material respects with the terms and provisions of the Acts with respect to the Fund except where (i) the failure to comply would not have an Adverse Effect and would not have a material adverse effect upon the Insurer or (ii) the failure to comply results from the Insurer's failure to provide the Ambac Information or the Ambac Information fails to be correct in all material respects;

         (g) it shall provide to the Insurer such additional information with respect to the Fund as the Insurer may from time to time reasonably request; and

         (h) The Fund shall not change the manner in which NAV is calculated during the Guarantee Period unless required to do so by applicable law. If the Fund changes the manner in which NAV is calculated during the Guarantee Period, the Fund shall notify the Insurer and negotiate in good faith to modify the calculation of any other amounts determined in relation to NAV, including without limitation, Guarantee Amount and Guarantee per Share to the extent reasonably necessary to preserve, but not increase, the Insurer's intended obligations hereunder; and

                                  ARTICLE VIII
                               FURTHER AGREEMENTS

         Section 8.01 Reinsurance and Assignments. The Insurer shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policy, provided that the Insurer agrees that any such disposition will not alter or affect in any way whatsoever the Insurer's direct obligations hereunder, under the Indemnification Agreement, and under the Policy. The Adviser shall have the right to assign its rights and obligations under this Agreement to an affiliate of the Adviser, provided that there would be no change of control (meaning an event or events that would constitute an "assignment" under or for purposes of the Investment Company Act or Investment Advisers Act) as a result of such assignment, the assignee assumes all of the Adviser's obligations hereunder, and the Adviser gives not less than thirty (30) Business Days prior written notice of such assignment to the Insurer. Except as expressly provided above in this Section 8.01, none of the Insurer, the Adviser, the Calculation Agent or the Fund may assign its obligations under this Agreement without the prior written consent of the other parties to the Agreement.

         Section 8.02 Fund Liability. The Declaration of Trust establishing the Fund is on file with the Secretary of The Commonwealth of Massachusetts. It is expressly acknowledged and agreed that the obligations of the Fund hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Fund, personally, but shall bind only the trust property of the Fund, as provided in its Declaration of Trust. The execution and delivery of this Agreement has been authorized by the Trustees of the Fund and signed by an officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in the Declaration of Trust.

         Section 8.03 Liability of the Insurer. The Adviser and the Fund agree that neither the Insurer, nor any of its officers, trustees/directors or employees shall be liable or responsible for (a) the use which may be made of the Policy by any Person or for any acts or omissions of another Person in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of any documents delivered to the Insurer, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

         Section 8.04 Insurer's Rights with respect to Subadvisers. (a) Each of the Fund and the Adviser covenants and agrees to notify the Insurer of the following (any such event, a "Subadviser Event"): (i) any breach by a Subadviser of the requirements in the Investment Guidelines that (x) with respect to Equity Portfolio Subadvisers, the only trades that are permitted are the purchase and sale (but not the short sale) of Permitted Equity Securities, and (y) with respect to Fixed Income Portfolio Subadvisers, the only trades that are permitted are the purchase and sale (but not the short sale) of Permitted Fixed Income Securities, and/or (ii) any failure or refusal of a Subadviser to liquidate Permitted Equity Securities or Permitted Fixed Income Securities in accordance with the instructions of the Adviser.

         (b) If a Subadviser Event occurs and a Trigger Event occurs, directly or indirectly as a result of or otherwise in connection with such Subadviser Event, then the Fund shall consult with the Insurer with respect to the exercise by the Fund of all rights and remedies available against the relevant Subadviser(s) and their respective principals, directors, officers, employees and related persons under the relevant Subadviser Agreement or at law.

                                   ARTICLE IX
                                 CONFIDENTIALITY

         Section 9.01 Confidentiality. Subject to Section 9.02, each of the Insurer and the Calculation Agent agrees not to disclose or use for any purpose other than the administration of this Agreement, the exercise of its rights hereunder or legitimate corporate purposes relating to this Agreement (including any corporate purposes relating to the characterization or treatment of the rights and obligations hereunder for accounting, insurance, rating agency or other similar purposes) (x) any information regarding the specific investments of the Fund ("Trading Information") or (y) other information (including without limitation proprietary information as to systems, software and trading methods) ("Other Information") provided by the Adviser, the Trust, the Custodian, or the Fund Accounting Agent to the Insurer or the Calculation Agent hereunder unless (i) such information was or becomes generally available to the public other than as a result of the breach of this Article IX by the Insurer or the Calculation Agent; or (ii) such information is required to be disclosed pursuant to applicable law or in connection with any legal proceedings.

         Section 9.02 Trading Information and Other Information.

         (a) Notwithstanding Section 9.01, the Insurer may disclose Trading Information and Other Information in connection with the Insurer's hedging and reinsurance arrangements only to entities ("Permitted Recipients") that (A) represent and warrant that such Permitted Recipients are not registered investment advisers and (B) undertake to treat such information as confidential information. The Adviser and the Fund agree that each of the Insurer and any Permitted Recipient will satisfy its obligation to treat such information as confidential information by (i) restricting access to such information to the investment officers and compliance officers who (x) require access to such information for monitoring, hedging, administration and compliance purposes, and
(y) are not engaged in the business of being an investment adviser, (ii) obtaining the agreement of such investment officers and compliance officers to keep such information confidential on the terms of Section 9.01, and (iii) complying with the other requirements of an appropriate institutional compliance procedure with respect to the investment activities of such investment officers and compliance officers which procedure is reasonably designed to achieve compliance with applicable law. A Permitted Recipient may disclose Trading Information in connection with its hedging arrangements only on the same terms as this Section 9.02(a).

         (b) Notwithstanding Section 9.01, the Insurer may disclose Other Information to those of its officers, employees, directors, representatives, agents, outside counsel, and independent auditors who need to have access to such information for the administration of the Agreement, the exercise of the Insurer's rights hereunder, or legitimate corporate purposes so long as such persons agree to keep such information confidential on the terms contained in
Section 9.01. Notwithstanding Section 9.01, the Insurer may disclose Other Information to Permitted Recipients who agree to disclose such information only to those of its officers, employees, directors, representatives, agents, outside counsel, and independent auditors who need to have access to such information for legitimate corporate purposes and who agree to keep such information confidential on the terms contained in Section 9.01.

         Section 9.03 Independent Verifier. This Article IX shall not apply to the Independent Verifier. The confidentiality arrangements among the Adviser, the Trust and the Independent Verifier shall be set forth in the Independent Verifier Agreement.

                                    ARTICLE X
                            THE INDEPENDENT VERIFIER

         Section 10.01 Retention of Independent Verifier. The Adviser shall, no later than the Inception Date, retain, at the Adviser's expense, an accounting firm of nationally recognized standing, as Independent Verifier. If the Independent Verifier selected in accordance with this Section 10.01 fails to perform its duties to the Insurer's reasonable satisfaction, then, upon the

Insurer's request, the Adviser shall select another accounting firm of nationally recognized standing to act as Independent Verifier and provide the Independent Verification Report.

         Section 10.02 Responsibilities of Independent Verifier. The Independent Verifier shall, on a periodic basis perform such procedures with respect to the information provided to the Insurer pursuant to Article III as the Insurer and the Adviser shall agree prior to the Inception Date and report its finding to the Insurer (the "Independent Verification Report").

         Section 10.03 Adviser Cooperation. The Adviser shall cooperate fully with the Independent Verifier to facilitate the fulfillment of the Independent Verifier's responsibilities.

                                   ARTICLE XI
                                   TERMINATION

         Section 11.01 Termination. (a) Subject to paragraph (b) below, this Agreement shall terminate (i) on the Guarantee Maturity Date if no amounts are payable under the Policy, or (ii) thereafter, upon payment by the Insurer of all amounts due under the Policy to the Designated Account.

         (b) This Agreement may be terminated by the Trust by written notice to the Insurer at any time (i) prior to the Inception Date, if the Board has determined to liquidate the Fund, (ii) upon the occurrence of an Act of Insolvency with respect to the Insurer, or (iii) if the credit rating of the Insurer is suspended, withdrawn or downgraded to or below A1 by Moody's or A+ by S&P. If the Trust so terminates this Agreement, the Trust shall notify the Fund's shareholders of such termination and such notice shall state that the Trust has released the Insurer from all liability under the Policy. The Trust shall provide a copy of such notice to the Insurer. From and after such termination, the Fund shall have no obligation to pay the Premium Fee (except as to amounts thereof accrued on a daily interpolated basis prior to such termination), and the Insurer shall have no liability under the Policy.

                                   ARTICLE XII
                                  MISCELLANEOUS

         Section 12.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless in writing and signed by all of the parties hereto; provided that any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

         Section 12.02 Notices. (a) Except to the extent otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if, sent by mail, certified or registered, return receipt requested) or facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission, upon verbal telephone confirmation of receipt, addressed as follows:

                  If to the Adviser:

                  Frank Russell Investment Management Company
                  909 A Street
                  Tacoma, WA 98402
                  Attention:  General Counsel
                  Telephone:
                  Facsimile:

                  If to the Calculation Agent:

                  Salomon Smith Barney Inc.
                  390 Greenwich Street, 3/rd/ Floor
                  New York, New York 10013
                  Attention:  Joseph Raiti, Global Equity Derivative
                               Management
                  Telephone No.:
                  Telecopy No.:

                  with a copy to:

                  Salomon Smith Barney Inc.
                  390 Greenwich Street, 3/rd/ Floor
                  New York, New York 10013
                  Attention:  Richard Chang
                  Telephone No.:
                  Telecopy No.:

                  with a copy to

                  Citigroup Centre
                  Canada Square, Canary Wharf
                  London E14 5LB United Kingdom
                  Attention:  Stefan Wagner
                  Telephone No.:
                  Telecopy No.:

                  If to the Fund:

                  Frank Russell Investment Company
                  c/o Frank Russell Investment Management Company
                  909 A Street
                  Tacoma, WA 98402
                  Attention: General Counsel
                  Telephone:
                  Facsimile:

                  If to the Insurer:

                  Ambac Assurance Corporation
                  One State Street Plaza
                  New York, New York 10004
                  Attention:  Managing Director, Structured Finance and Credit
                              Derivatives
                  Telephone:
                  Facsimile:

or such other address and/or addresses (and with copies to such persons) as shall be specified in writing by any such party to the others.

         (b) Notices permitted or required to be given pursuant to Section 3.06 and Section 4.01 hereof shall be given as set forth in Schedule 3 hereto.

         Section 12.03 No Waiver, Remedies and Severability. No failure on the part of the Insurer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Except to the extent provided in Section 5.01 and Section 5.02, the remedies herein provided are cumulative and not exclusive of any remedies provided by law. The parties further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Insurer hereunder is unavailable or unenforceable shall not affect in any way the ability of the Insurer to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 12.04 Payments. All payments to the Insurer hereunder shall be made in lawful currency of the United States in immediately available funds and shall be made prior to 2:00 p.m. (New York City time) on the date such payment is due by wire transfer to the account designated by the Insurer by notice to the Fund and the Adviser.

         Whenever any payment under this Agreement shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest or fees, if any, in connection with such payment.

         Section 12.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (including
Section 5-1401 of the New York General Obligations Law but excluding all other choice of law and conflicts of law rules).

         Section 12.06 Submission to Jurisdiction, Waiver of Jury Trial. EACH OF THE PARTIES HERETO (I) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT;

(II) IRREVOCABLY AGREES THAT CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT; (III) WAIVES, TO THE FULLEST EXTENT THAT IT MAY LEGALLY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.

         Section 12.07 Counterparts. This Agreement may be executed in counterparts of the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

         Section 12.08 Paragraph Headings. The headings of paragraphs contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

         Section 12.09 Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the Policy, and the Termination Date.

         Section 12.10 Reliance on Information. In making a determination as to whether a Trigger Event has occurred under Section 4.01(a)(viii) or (ix), the Insurer shall be entitled to rely on reports published or broadcast by media sources believed by the Insurer to be generally reliable and on information provided to the Insurer by any other source believed by the Insurer to be generally reliable, provided that the Insurer reasonably and in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances to attempt to verify such information.

         Section 12.11 Time of the Essence. Time is of the essence under this Agreement.

         Section 12.12 No Third-Party Rights. Nothing in this Agreement, express or implied, shall or is intended to confer any rights upon any Person (including, without limitation, any Shareholder) other than the parties hereto or their respective successors or assigns.

         Section 12.13 Further Assurances. The parties hereto shall, upon the request of the Insurer or the Adviser, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period following such request, such amendments or supplements hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents.

     Section 12.14 Concerning Knowledge. When used herein, a reference to the "knowledge" of the Adviser or the Fund means the actual knowledge of a Senior Officer of such Person of the matter in question, and not just the facts giving rise to the matter. For purposes hereof, the term Senior Officer means (i) in the case of the Adviser, an officer who is a Director or occupies a more senior position, and (ii) in the case of the Fund, the President, any Vice-President, the Treasurer or the Secretary of the Fund.

     Section 12.15 No Additional Trust Created. Nothing herein or in the Policy shall be deemed to create a trust other than that created by the Declaration of Trust in respect of the Fund.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

                                AMBAC ASSURANCE CORPORATION, as Insurer

                                By: __________________________________________
                                    Name:
                                    Title:

                                FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY,
                                    as Adviser

                                By: __________________________________________
                                    Name:
                                    Title:

                                FRANK RUSSELL INVESTMENT COMPANY, on behalf of its series

                                    Russell Multi-Manager Principal Protected
                                    Fund

                                By: __________________________________________
                                    Name:
                                    Title:

                                SALOMON SMITH BARNEY INC., as Calculation Agent

                                By: __________________________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A

                                                     Ambac Assurance Corporation
                                                          One State Street Plaza
                                                        New York, New York 10004
                                                         Telephone: 212-208-3283
                                                         Facsimile: 212-208-3566
                                                           Attn: General Counsel

                       Financial Guaranty Insurance Policy

Policy Number:        [_________]

Insured Amount:       The Guarantee Amount on the Guarantee Maturity Date.

Insured Obligation:   The Guarantee, dated as of [___________], 2003, by the
                      Russell Multi-Manager Principal Protected Fund (the
                      "Fund"), a series of Frank Russell Investment Company (the
                      "Trust"), in favor of the holders of Class A, Class B and Class C Shares (the "Shareholders") of the Fund.

Beneficiary:          The Trust, on behalf of the Fund, for the benefit of the
                      hareholders.

Ambac Assurance Corporation ("Ambac"), a Wisconsin stock insurance company, in consideration of the payment of the Premium and subject to the terms of this financial guarantee insurance policy (the "Policy"), hereby agrees unconditionally and irrevocably to pay to the Beneficiary, by deposit to the Designated Account, that portion of the Insured Amount which shall become Due for Payment but shall be unpaid by reason of Nonpayment, up to the Maximum Amount.

Ambac will make any such payments which are due under this Policy to the Beneficiary no later than the close of business on the second Business Day following Receipt by Ambac of a valid Notice of Claim. Payments due under this Policy will be satisfied by payment by Ambac to the Designated Account specified in the relevant Notice of Claim. Payment to such account shall discharge the obligations of Ambac under this Policy to the extent of such payment. Once payment of the Insured Amount has been made in the manner referred to above, Ambac shall have no further obligation under this Policy.

This Policy is not cancelable by Ambac for any reason, including the failure of Ambac to receive payment of any Premium due in respect of this Policy. This Policy does not insure against any risk other than Nonpayment.

This Policy shall terminate (i) on the fifth Business Day following the Guarantee Maturity Date if Ambac shall not have received a valid Notice of Claim, (ii) upon payment by Ambac of the

                                    Exh. A-1

Insured Amount to the Designated Account if Ambac receives a valid Notice of Claim within five Business Days following the Guarantee Maturity Date, or (iii) on the date the Trust terminates this Policy by notice to Ambac pursuant to the Financial Guarantee Agreement.

The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

Any capitalized terms not defined herein shall have the meaning given to such terms in Appendix A hereto.

This Policy shall be governed by the laws of the state of New York, including all matters of construction, validity and performance (including Section 5-1401 of the New York General Obligations Law but excluding all other choice-of-law and conflicts-of-law rules).

There shall be no accelerated payment due under the Policy unless such acceleration is at the sole option of Ambac.

In witness whereof, Ambac has caused this Policy to be duly executed on its behalf by a duly authorized officer of Ambac.



______________________________
Authorized Officer

Dated:   Effective Date:  [______], 2003

                                    Exh. A-2

                                                                      APPENDIX A

                                  DEFINITIONS

         "Adviser" means Frank Russell Investment Management Company, as Adviser to the Fund.

         "Business Day" means any day other than a day on which banks located in the City of New York, New York are required or authorized by law to close or on which the New York Stock Exchange is closed for business.

         "Class of Shares" means, as applicable, the Class A, Class B and Class C shares of beneficial interest of the Fund designated pursuant to the Trust's Amended and Restated Declaration of Trust dated as of September 28, 2001.

         "Covered Expenses" means, for any Class of Shares, the annual ordinary fund operating expenses reflected in the Prospectus and SAI relating to such Class of Shares that are covered and limited by the Expense Limitation Agreement, dated as of January __, 2003, between the Trust and the Adviser, as it may be amended from time to time. "Covered Expenses" shall not include extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of the Fund's business.

         "Custodian" means State Street Bank and Trust Company, as Custodian, pursuant to the Custodian Agreement, or any successor to State Street Bank and Trust Company in such capacity.

         "Custodian Agreement" means the Custodian Contract, dated as of October 31, 1988, between the Trust and the Custodian, as amended and any successor agreement.

         "Designated Account" means the demand deposit account maintained with the Custodian by the Trust on behalf of the Fund.

         "Distribution Per Share" means, with respect to any Class of Shares, an amount equal to the quotient of the amount any distribution or payment by the Fund related to investment income plus capital gains plus principal plus any expense that is not a Covered Expense (for example, any payment of Income Taxes and extraordinary expenses) divided by the number of Shares of such Class of Shares outstanding on the date of such distribution. For the avoidance of doubt
(i) payments of expenses that are not Covered Expenses, specifically including Income Taxes and extraordinary expenses, will reduce the Guarantee per Share as if such amounts were distributed to Shareholders, but such payments cannot be reinvested and no Shares shall be issued in respect of such payments; and (ii) investment-related costs, such as interest, taxes (other than Income Taxes), brokerage commissions and transaction fees, shall not be treated as distributions or payments by the Fund for purposes of determining Distributions Per Share, but are taken into account and reduce the amount in clause (x) above in accordance with the Fund's calculation of NAV.

         "Due for Payment" means, in relation to the Insured Obligation, the occurrence of the Guarantee Maturity Date.

         "Financial Guarantee Agreement" means the Financial Guarantee Agreement, dated as of January __, 2003, among the Adviser, the Trust and Ambac, as it may be amended from time to time in accordance with the terms thereof.

         "Guarantee Amount" means, as of any date, the sum of (i) the product of
(x) the Guarantee per Share applicable to the Class A Shares as of such date and
(y) the number of Class A Shares outstanding as of such date; (ii) the product of (x) the Guarantee per Share applicable to the Class B Shares as of such date and (y) the number of Class B Shares outstanding as of such date; and (iii) the product of (x) the Guarantee per Share applicable to the Class C Shares as of such date and (y) the number of Class C Shares outstanding as of such date.

         "Guarantee Maturity Date" means the date that is five years after the Inception Date, but if that date is not a Business Day, the Guarantee Maturity Date shall be the first Business Day thereafter.

         "Guarantee per Share" means, with respect to any Class of Shares, (i) the NAV for such Class of Shares at the close of business on the Transition Date and (ii) thereafter on any Business Day, the Guarantee per Share for such Class of Shares on the immediately preceding Business Day divided by the sum of one plus the quotient of (A) the amount of any Distribution Per Share with respect to such Class of Shares effective since the immediately preceding Business Day divided by (B) the NAV for such Class of Shares at the close of business on the day such Distribution Per Share was effective.

         "Inception Date" means the date hereof.

         "Income Taxes" means U.S. income or excise taxes that are calculated on the net income or undistributed net income of the Fund.

         "Maximum Amount" means, as of the Guarantee Maturity Date, the excess of (a) the Guarantee Amount on the Guarantee Maturity Date, over (b) the sum of
(i) the product of (x) the NAV for the Class A Shares as of the Guarantee Maturity Date and (y) the number of Class A Shares outstanding on such date; plus (ii) the product of (x) the NAV for the Class B Shares as of the Guarantee Maturity Date and (y) the number of Class B Shares outstanding on such date; plus (iii) the product of (x) the NAV for the Class C Shares as of the Guarantee Maturity Date and (y) the number of Class C Shares outstanding on such date.

         "NAV" means, with respect to any Class of Shares of the Fund, on any date, the net asset value per share of such Class of Shares established by the Fund for such date in the manner required by the Investment Company Act.

         "Nonpayment" means the failure of the Fund to pay to the Designated Account an amount such that the amount in clause (b) of the definition of Maximum Amount is at least equal to the Guarantee Amount on the Guarantee Maturity Date.

         "Notice of Claim" means a Notice of Claim and Certificate in the form attached as Appendix B to this Policy, duly executed by the Beneficiary.

         "Offering Period" means the period during which the shares of the Fund will be offered for sale to investors as described in the Prospectus and SAI relating to each Class of Shares.

         "Prospectus and SAI" means for any Class of Shares, the prospectus and statement of additional information pursuant to which the shares of such Class of Shares were offered for sale, as the same may be updated and in effect from time to time.

         "Premium" means the premium payable in consideration for the issuance of this Policy.

         "Receipt" means actual delivery of an original to Ambac at the office indicated on the first page of this Policy or at the new address provided as contemplated below, Attn: General Counsel, on a Business Day. Delivery on a day that is not a Business Day or after 5:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. Delivery by facsimile shall not be complete until orally confirmed at the appropriate telephone number set forth above. If Ambac's offices are relocated subsequent to the date hereof while the Policy is in effect, Ambac shall notify the Fund and the Beneficiary of Ambac's new address and telephone and facsimile numbers.

         "Subadviser" means each subadviser with respect to the Fund selected by the Adviser in accordance with the Financial Guarantee Agreement.

         "Transaction Documents" has the meaning set forth in the Financial Guarantee Agreement.

         "Transition Date" means the Business Day after the end of the Offering Period.

                                                                      APPENDIX B

                         NOTICE OF CLAIM AND CERTIFICATE

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Telephone:    212-208-3283
Facsimile:    212-208-3566
Attention:    General Counsel

         The undersigned hereby certifies to Ambac Assurance Corporation ("Ambac"), with reference to financial guaranty insurance policy No. [_________], dated [_____], 2003 (the "Policy"), issued by Ambac in respect of the shares of Frank Russell Investment Company, Series Russell Multi-Manager Principal Protected Fund (the "Fund"), that:

         (i) The undersigned, for the benefit of holders of Class A, Class B and Class C Shares (the "Shareholders") of the Fund, is the Beneficiary of the Policy.

         (ii) There has not heretofore been a demand for the Insured Amount under the Policy.

         (iii) The Beneficiary, for the benefit of the Shareholders, is making a claim under the Policy for the Maximum Amount.

         (iv) The Beneficiary, on behalf of the Shareholders, demands payment of $_________, and directs that payment under the Policy be deposited to the Designated Account by bank wire transfer of federal or other immediately available funds two (2) Business Days after receipt by Ambac of this Notice of Claim in accordance with the terms of the Policy. The account number of the Designated Account is [___________].

         By executing this Notice of Claim, the undersigned hereby confirms and agrees that, subject to and concurrently with the payment by Ambac of amounts then due under the Policy, Ambac shall, without necessity of further act, be subrogated, to the extent of such payment to all right, title and interest of the undersigned and the Fund in, to and under the Transaction Documents and any agreement between any Subadviser and the Fund (such agreement, a "Subadviser Agreement"). In furtherance of the foregoing and upon such payment, the undersigned hereby assigns all right, title and interest of the undersigned and the Fund in, to and under the Transaction Documents and the Subadviser Agreements. The undersigned shall, and shall cause the Fund to, cooperate in Ambac's exercise of such subrogated and assigned rights. Without limiting the foregoing, from and after the date of such payment by Ambac, neither the undersigned nor the Fund shall take or omit to take any action with respect to enforcement of the obligations of any counterparty under the Transaction Documents or any Subadviser Agreement without the prior written consent of Ambac, and from and after the date of such payment by Ambac, Ambac shall be entitled to control and direct the exercise of remedies (including but not limited to all proceedings and settlements) in respect of the Transaction Documents and any Subadviser Agreement.

         Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the respective meanings provided in the Policy.

         ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

         IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Notice of Claim and Certificate this [ ] day of [ ], [ ].


                                         FRANK RUSSELL INVESTMENT COMPANY,
                                             on behalf of its series

                                             Russell Multi-Manager Principal
                                             Protected Fund

                                         By: ___________________________________
                                             Name:
                                             Title:

CC:      State Street Bank and Trust Company, as Custodian
         225 Franklin Street
         Boston, Massachusetts 02110
         Attn: Robert F. Dame, Senior Vice President, JPB/3S

                                                                       EXHIBIT B

                        Frank Russell Investment Company
                                  909 A Street
                                Tacoma, WA 98402

                                                             [___________], 2003

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110
Attention: Robert F. Dame, Senior Vice President, JPB/3S

   Re: Frank Russell Investment Company and Russell Multi-Manager Principal Protected Fund - Instructions Under Custodian Contract

Ladies and Gentlemen:

         Pursuant to the terms of the Custodian Contract, dated as of October 31, 1988 (as amended, the "Contract"), between Frank Russell Investment Company (the "Trust") and State Street Bank and Trust Company (the "Custodian"), the undersigned Trust hereby authorizes and directs the Custodian to follow and act upon any instructions delivered from time to time to the Custodian by Ambac Assurance Corporation ("Ambac") with respect to the assets of the Trust's series designated Russell Multi-Manager Principal Protected Fund (the "Fund") (each, an "Ambac Instruction").

         Each Ambac Instruction shall be deemed to constitute "Proper Instructions" pursuant to Section 2.16 of the Contract. Further, this letter itself constitutes a "Proper Instruction" pursuant to Section 2.16 of the Contract and shall be a standing instruction, effective as of the date of this letter and until the Trust and Ambac jointly instruct the Custodian otherwise in writing.

         In the event that the Custodian receives any Ambac Instruction which, in the reasonable belief of the Custodian, conflicts in any way (in whole or in part) with any other outstanding instruction to the Custodian regarding the Fund's assets issued by the Trust, an investment advisor to the Trust or the Fund or any other party (each, an "Other Instruction"), the Custodian shall be entitled to rely upon the Ambac Instruction and further, the Custodian is hereby authorized and directed to disregard the Other Instruction and instead, follow and act upon the Ambac Instruction.

         The Trust hereby confirms to and agrees with the Custodian that, as a condition of any obligation of the Custodian hereunder, the Trust shall at all times do, make, execute and deliver (and shall likewise request Ambac to do, make, execute and deliver) all such additional and further acts, instruments and documents as the Custodian may at any time reasonably request (each in form and substance satisfactory to the Custodian) in connection with these instructions

                                    Exh. B-1
and any Ambac Instruction including, without limitation, the execution and delivery of (a) so-called Authorized Signer Lists regarding each of the Trust's and Ambac's officers duly authorized by the Trust's Board; (b) funds transfer security procedure documentation regarding each of the Trust and Ambac; and (c) remote access services documentation.

         The undersigned Trust hereby acknowledges that, except as may arise from the Custodian's own negligence or willful misconduct, the Custodian shall be without liability to the Trust for any loss, liability, claim or expense resulting from or caused by the Custodian's acting in accordance with this letter of instruction and/or any Ambac Instruction, and/or the Custodian's disregarding any Other Instruction. The Trust, on behalf of the Fund, agrees that the Fund will indemnify the Custodian to the extent of its assets for any loss, liability, claim or expense incurred by the Custodian, except as may arise from the Custodian's own negligence or willful misconduct, in connection with actions omitted or taken by the Custodian pursuant to each of this letter of instruction and/or any Ambac Instruction.

         Please sign below to evidence your receipt of this letter and to acknowledge that, as Custodian, you will follow, pursuant to the terms of this instruction letter and in accordance with the governing standard of care set forth in the Contract, any Ambac Instruction.

                                      FRANK RUSSELL INVESTMENT COMPANY,
                                          On behalf of its series Russell
                                          Multi-Manager Principal Protected Fund



                                      By: ______________________________________
                                          Name:
                                          Title:

Acknowledged and Agreed:

STATE STREET BANK AND TRUST COMPANY



By: _________________________________
    Name:
    Title:

                                    Exh. B-2